Exhibit 10.1

Certain confidential information contained in this document, marked by [***], has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

EXECUTION COPY

ROYALTY AND SALES MILESTONE INTEREST ACQUISITION AGREEMENT
Dated as of June 29, 2022
between
Ardelyx, Inc.
and
HealthCare Royalty Partners IV, L.P.

    i

Certain confidential information contained in this document, marked by [***], has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

EXHIBITS
Exhibit A    –    License Agreement
Exhibit B    –    Form of Assignment
    ii

Certain confidential information contained in this document, marked by [***], has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

Exhibit C    –    Form of Licensee Instruction

SCHEDULES
Schedule 1.01(a)–    Permitted Liens
Schedule 3.01 –    Subsidiaries
Schedule 3.03    –    Litigation
Schedule 3.08(g) –    Sublicenses
Schedule 3.08(n) –    Agreements
Schedule 3.09(a) –     Production Agreements
Schedule 3.09(i) –    [***]
Schedule 3.10(a) –    Net Sales through end of period immediately preceding Closing Date
Schedule 3.10(b) –    Milestone payments through end of period immediately preceding Closing Date
Schedule 3.14(a) –    Indebtedness
Schedule 3.14(b) –    Liens
Schedule 3.15(a) –    Ardelyx Controlled Patents
Schedule 3.15(c) –     Disputes
Schedule 3.15(e) –     Ardelyx Controlled Patent Claims
Schedule 3.15(f) –    Dispute Regarding Ardelyx Controlled Patents
Schedule 3.15(k)–    Lapse, Expiration or Termination of Ardelyx Controlled Patents
Schedule 3.15(p) –     Third Party Patent Rights
Schedule 3.15(q) –     Patent Applications
Schedule 3.15(r) –     Third Party Infringement
Schedule 3.15(s) –    [Reserved]
Schedule 3.15(t) –    Third Party Exploitation Disputes
Schedule 3.15(v)    Validity and Prior Art
Schedule 5.03(f) –     Publication Format
Schedule 5.16 –    Enforcement of License Agreement and Production Agreements (excluding the Back-up Manufacturing Agreements
Schedule 8.03 –    Competitor
Schedule 8.12    –    Expenses

    iii

Certain confidential information contained in this document, marked by [***], has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

This ROYALTY AND SALES MILESTONE INTEREST ACQUISITION AGREEMENT is made and entered into as of June 29, 2022 by and between Ardelyx, Inc., a corporation organized under the laws of the State of Delaware, and HealthCare Royalty Partners IV, L.P., a limited partnership organized under the laws of the State of Delaware (this “Agreement”).
RECITALS
WHEREAS, Seller (this and other capitalized terms used in these Recitals shall have the meanings provided in ARTICLE I below) and Kyowa Kirin Co., Ltd. (formerly known as Kyowa Hakko Kirin Co., Ltd.), a company organized under the laws of Japan, have entered into that certain License Agreement, dated as of November 27, 2017, with respect to the Product, a true, correct and complete copy of which, together with all amendments, supplements, restatements or other modifications thereto, is attached hereto as Exhibit A;
WHEREAS, pursuant to the License Agreement, subject to the terms and conditions set forth therein, Seller has been and remains entitled to receive the Royalty Interest; and
WHEREAS, Seller wishes to sell, assign, convey and transfer to Buyer, and Buyer wishes to accept the sale, assignment, conveyance, and transfer from Seller of, the right to receive all payments in respect of the Royalty Interest, upon and subject to the terms and conditions hereinafter set forth;
NOW, THEREFORE, in consideration of the mutual covenants, agreements representations and warranties set forth herein, the Parties agree as follows:
ARTICLE I

DEFINITIONS
Section 1.01.Definitions.
The following terms, as used herein, shall have the following meanings:
“Acquisition” means, with respect to Seller, the acquisition by any Person, in a single transaction or in a series of related transactions, of (a) assets of Seller which constitute all or substantially all of the assets of Seller, (b) at least a majority of the Voting Stock of Seller or (c) all of Seller’s assets, rights and obligations regarding the Product or the Lead Licensed Compound, in each case whether or not involving a merger or consolidation with such other Person.
“Additional Patents” means the Patents listed in Exhibit C to the License Agreement, and any Patents issuing after the Effective Date in the Territory claiming priority to any such Patents listed on Exhibit C to the License Agreement.
“Affiliate” shall mean any Person that controls, is controlled by, or is under common control with another Person. For purposes of this definition, “control” shall mean (a) in the case of corporate entities, direct or indirect ownership of at least [***] of the stock or shares having the right to vote for the election of directors, and (b) in the case of non-corporate entities, direct

Certain confidential information contained in this document, marked by [***], has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

or indirect ownership of at least [***] of the equity interest with the power to direct the management and policies of such non-corporate entities.
“Agreement” has the meaning given in the preamble hereto.
“Amendment Number 2 of the License Agreement” means Amendment Number 2 of the License Agreement, dated as of April 11, 2022, by and between Seller and the Licensee.
“API” means active pharmaceutical ingredient, which is also commonly referred to as drug substance. For the avoidance of doubt, API shall include any prodrug form.
“Ardelyx [***] Patents” means all Patents that [***] (i) inventions that [***] of a Licensed Compound or a Licensed Product, (ii) [***] for a Licensed Product or Licensed Compound, or (iii) [***] a Licensed Product in the Field. Ardelyx [***] Patents specifically excludes Excluded Patents.
“Ardelyx Controlled Patents” means, collectively, Licensed Patents, Ardelyx [***] Patents and Joint Patents, in each case, to the extent such Patents are subject to the License Agreement.
“Ardelyx Sole Invention Patent” means any Patent claiming Sole Program Know-How owned solely by Seller or its Affiliates, in each case, to the extent such Patents are subject to the License Agreement.
“Assignment” shall mean the Bill of Sale pursuant to which Seller shall assign, convey and transfer to Buyer, Seller’s rights and interests in and to the Purchased Assets, which Bill of Sale shall be substantially in the form of Exhibit B.
“Back-up Manufacturing Agreement” means any separate manufacturing and supply agreement, between Seller and a contract manufacturing organization under which Seller acquires or intends to acquire API for delivery to Licensee under the Manufacturing and Supply Agreement for Development; Interim Commercial Supply Letter or Supply Agreement for Commercial, as may be amended, supplemented, restated or otherwise modified or replaced from time to time.
“Backup Licensed Compounds” means (i) any compound, other than the Lead Licensed Compound, that is claimed by the Compound Patent(s) and (ii) any [***] of any such compound described in clause (i) that Seller or its Affiliates may Develop during the term of the License Agreement.
“Bankruptcy Law” means Title 11 of the United States Code entitled “Bankruptcy” and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions (domestic or foreign) from time to time in effect affecting the rights of creditors generally.
“Business Day” shall mean any day other than a Saturday, a Sunday, any day which is a legal holiday under the laws of the State of New York or in Japan, or any day on which banking institutions located in the State of New York or in Japan are required by law or other governmental action to close.

Certain confidential information contained in this document, marked by [***], has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

“Buyer” shall mean HealthCare Royalty Partners IV, L.P., a limited partnership organized under the laws of the State of Delaware.
“Buyer Indemnified Party” shall mean each of Buyer and its Affiliates and any of their respective partners, directors, managers, members, officers, employees and agents.
“Capital Stock” of any Person shall mean any and all shares, interests, ownership interest units, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, but excluding any debt securities convertible into such equity.
“Claim” shall mean any claim, demand, action or proceeding (including any investigation by any Governmental Authority).
“Clinical Trials” means any clinical study of a pharmaceutical product on human subjects to assess the dosing, safety and/or efficacy of such pharmaceutical product, including but not limited to phase 1 clinical trials, phase 2 clinical trials and phase 3 clinical trials and, if imposed by the Regulatory Authorities as a condition to Regulatory Approval, phase 4 clinical trials. For the avoidance of doubt, post-marketing surveillance clinical studies are not Clinical Trials.
“Closing” has the meaning set forth in Section 6.01(a).
“Closing Amount” shall mean $10,000,000.
“Closing Date” shall mean the date of this Agreement, which is the date all of the conditions set forth in ARTICLE VI are fulfilled or waived in writing by the applicable Party, as set forth in such ARTICLE VI.
“Collateral” has the meaning set forth in Section 2.01(b).
“Combination Product” means any prescription pharmaceutical product which comprises two (2) or more APIs, at least one (1) of which is the Lead Licensed Compound, that is sold either as a fixed dose or as separate doses in a single package.
“Commercialization” or “Commercialize” means, with respect to a Product or a Combination Product, any and all activities directed to the marketing, promotion, distribution, offering for sale, and sale of such Product or Combination Product in the Territory, and interacting with Regulatory Authorities regarding the foregoing.
“Commercially Reasonable Efforts” means, with respect to the efforts to be expended, or considerations to be undertaken, by [***].
“Competitive Product” shall mean any [***].
“Competitor” shall have the meaning provide in Schedule 8.03.
“Compound Patents” means the Patents listed in Exhibit B to the License Agreement, and any Patents issuing after the Effective Date in the Territory claiming priority to any such Patents listed on Exhibit B to the License Agreement.

Certain confidential information contained in this document, marked by [***], has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

“Confidential Information” means any and all information, whether communicated orally or in any physical form, including without limitation, financial and all other information which Disclosing Party or its authorized Representatives provide to the Receiving Party, together with such portions of analyses, compilations, studies, or other documents, prepared by or for the Receiving Party and its Representatives, which contain or are derived from information provided by Disclosing Party, and shall include the terms of the Transaction Documents. Without limiting the foregoing, information shall be deemed to be provided by Disclosing Party to the extent it is learned or derived by Receiving Party or Receiving Party’s Representatives (a) from any inspection, examination or other review of books, records, contracts, other documentation or operations of Disclosing Party, (b) from communications with authorized Representatives of Disclosing Party or (c) created, developed, gathered, prepared or otherwise derived by Receiving Party while in discussions with Disclosing Party. However, Confidential Information does not include any information which Receiving Party can demonstrate (i) is or becomes part of the public domain through no fault of Receiving Party or its Representatives, (ii) was known by Receiving Party on a non-confidential basis prior to disclosure, or (iii) was independently developed by Persons who were not given access to the Confidential Information disclosed to Receiving Party by Disclosing Party. For the avoidance of doubt, Confidential Information shall include all Evaluation Material (as defined in the Confidentiality Agreement) previously disclosed by Seller to Buyer under the Confidentiality Agreement.
“Confidentiality Agreement” means that certain Confidentiality Agreement by and between HealthCare Royalty Management, LLC and Seller, dated as of December 7, 2020.
“Contract” shall mean any agreement, contract, obligation, or undertaking.
“Control” means, with respect to an item of Know-How, Patent or other Intellectual Property Rights, the ability and authority of a Party or its Affiliates, whether arising by ownership, possession, or pursuant to a license or sublicense, to grant licenses, sublicenses, or other rights to the other Party under or to such item of Know-How, Patent or Intellectual Property Rights as provided for in the License Agreement without breaching the terms of any agreement between such Party and any Third Party.
“Deposit Agreement” means the deposit account control agreement entered into by the Depositary Bank, Buyer and the Seller, which shall be in form and substance reasonably acceptable to Buyer and Seller, as amended, supplemented or otherwise modified from time to time and any replacements thereof.
“Depositary Bank” means such bank or other financial institution approved by Buyer and Seller, including any successor Depositary Bank appointed pursuant to Section 2.05.
“Development” means all internal and external research, development and regulatory activities regarding a Lead Licensed Compound and Product, as the case may be. This includes (a) research, preclinical testing, toxicology, route of synthesis, non-clinical activities, formulation and clinical studies of a Lead Licensed Compound and a Product; and (b) preparation, submission, review, and development of data or information for the purpose of submission to a governmental authority to obtain authorization to conduct Clinical Trials and Regulatory Approval of a Product. “Development” shall include development and regulatory activities for additional forms, formulations, or indications for a Product after Regulatory Approval of such Product, including clinical trials initiated following receipt of Regulatory Approval or any Clinical Trial to be conducted after a Regulatory Approval which was mandated by the

Certain confidential information contained in this document, marked by [***], has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

applicable Regulatory Authority as a condition of such Regulatory Approval with respect to an approved indication. “Develop”, “Developing” and “Developed” shall be construed accordingly.
“Development Quality Assurance Agreement” means that certain Quality Agreement, dated as of June 10, 2020, by and between the Seller and Licensee, as may be amended, supplemented, restated or otherwise modified or replaced from time to time.
“Disclosing Party” means, with respect to any Confidential Information, the Party disclosing the Confidential Information to the other Party.
“Dispute” shall mean any opposition, interference proceeding, reexamination proceeding, cancellation proceeding, re-issue proceeding, invalidation proceeding, inter parties review proceeding, injunction, claim, lawsuit, proceeding, hearing, investigation, complaint, arbitration, mediation, demand, decree, dispute or disagreement; provided, however, that Dispute shall not include any exchanges between Seller and/or Licensee and the Japan Patent Office relating to the examination of patent applications included in the Ardelyx Controlled Patents or the Licensee Controlled Patents.
“Effective Date” means November 27, 2017.
“Event of Default” means the occurrence of one or more of the following:
(a)any [***];
(b)Seller fails to [***];
(c)Seller fails to[***];
(d)Seller shall be in breach of or in default under [***], and such breach or default would reasonably be likely to cause a Material Adverse Effect;
(e)the occurrence of a [***]; or
(f)the occurrence of [***].
“Exchange Act” means the Securities Exchange Act of 1934 and the regulations promulgated thereunder.
“Excluded Liabilities and Obligations” means each liability or obligation of Seller or any of its Affiliates of whatever nature, whether presently in existence or arising or asserted hereafter, whether known or unknown, and whether under the License Agreement, any Production Agreement, any Transaction Document or otherwise.
“Excluded Patents” means any Patents claiming aspects of Seller’s proprietary platform technology known as Ardelyx Primary Enterocyte and Colonocyte Culture System.
“Excluded Taxes” has the meaning set forth in Section 8.05(e).

Certain confidential information contained in this document, marked by [***], has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

“Exploit” shall mean, with respect to a product such as the Product, the manufacture, use, sale, offer for sale (including marketing and promotion), importation, distribution or other commercialization; and “Exploitation” shall have the correlative meaning.
“Field” means the treatment of any cardiorenal diseases and conditions, but excluding cancer.
“Governmental Authority” shall mean any government, court, regulatory or administrative agency or commission, or other governmental authority, agency or instrumentality, whether foreign, federal, state or local, including any applicable Patent Office or any other government authority in any country. For the avoidance of doubt, Governmental Authorities include Regulatory Authorities.
“Indebtedness” of any Person means any indebtedness for borrowed money, obligation evidenced by a note, bond, debenture or similar instrument, or guarantee of any of the foregoing.
“Indemnified Taxes” has the meaning set forth in Section 8.05(e).
“Indemnity Threshold Amount” means [***].
“Insolvency Event” shall mean the occurrence of any of the following with respect to Seller:
a)(i) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (x) relief in respect of Seller or any material Subsidiary, or of a material part of the property of Seller or any material Subsidiary, under any Bankruptcy Law now or hereafter in effect, (y) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Seller or any material Subsidiary or for a material part of the property of Seller or any material Subsidiary or (z) the winding-up or liquidation of Seller or any Subsidiary, which proceeding or petition shall continue undismissed for 60 calendar days or (ii) an order of a court of competent jurisdiction approving or ordering any of the foregoing shall be entered;

b)Seller or any material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under any Bankruptcy Law now or hereafter in effect, (ii) apply for the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Seller or any material Subsidiary or for a material part of the property of Seller or any material Subsidiary, (iii) fail to contest in a timely and appropriate manner any proceeding or the filing of any petition described in clause (a) of this definition, (iv) file an answer admitting the material allegations of a petition filed against it in any proceeding described in clause (i) of this definition, (v) make a general assignment for the benefit of creditors or (vi) wind up or liquidate (except as permitted under this Agreement);

c)Seller or any material Subsidiary shall take any action in furtherance of or for the purpose of effecting, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (a) or (b) of this definition; or

d)Seller or any material Subsidiary shall become unable, admit in writing its inability, or fail generally, to pay its debts as they become due.

Certain confidential information contained in this document, marked by [***], has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

“Instruction to Payor” has the meaning set forth in Section 2.05(a).
“Intellectual Property Rights” means Patents, Trademarks, service marks, Know-How, trade names, registered designs, design rights, copyrights (including rights in computer software), domain names, database rights and any rights or property similar to any of the foregoing in any part of the world, whether registered or not, together with the right to apply for the registration of any such rights.
“Interim Commercial Supply Letter” means that separate letter agreement entered into between Seller and Licensee as of March 4, 2021, as may be amended, supplemented, restated or otherwise modified or replaced from time to time.
“Investment Payment” has the meaning set forth in Section 2.03(b)(i).
“Investment Payment Conditions” shall mean (a) Buyer has received notice in accordance with Section 8.02 evidencing the achievement specified in Section 2.03(b)(i) with respect to the related Investment Payment, (b) Seller shall have complied in all material respects with its material covenants and obligations hereunder and under the Transaction Documents, (c) no Material Adverse Effect has occurred, (d) with respect to the Investment Payment described in Section 2.03(b)(i)(A) only, the representations and warranties made by Seller in ARTICLE III will be true as of the date of such Investment Payment, unless any of Schedules 3.03, 3.08(g), 3.08(n), 3.14(a), 3.14(b), 3.15(c), 3.15(e), 3.15(f), 3.15(p), 3.15(q), 3.15(r) or 3.15(t) have been amended or supplemented since the Closing Date, and such amendment or supplement to such Schedule could reasonably be expected to have a Material Adverse Effect, and (e) there is no event or circumstance that, upon notice or the passage of time, or both, would constitute or give rise to any breach or default in the performance of the Seller under this Agreement.
“Investment Return Amount” means [***].
“Joint Know-How” means any inventions and Know-How that are invented jointly by employees or independent contractors of Seller or Licensee.
“Joint Patent” means any Patent claiming any invention within the Joint Know-How.
“Know-How” means all inventions, discoveries, data, information (including scientific, technical or regulatory information), trade secrets, processes, means, methods, practices, formulae, instructions, procedures, techniques, materials, technology, results, analyses, designs, drawings, computer programs, apparatuses, specifications, technical assistance, laboratory, nonclinical and clinical data (including laboratory notes and notebooks), and other material or know-how, in written, electronic or any other form, whether or not confidential, proprietary or patentable, including without limitation: development technology; biology, chemistry, pharmacology, toxicology, drug stability, Manufacturing and formulation, test procedures, synthesis, purification and isolation techniques, quality control data and information, methodologies and techniques; information regarding clinical and nonclinical safety and efficacy studies, including study designs and protocols, marketing studies, absorption, distribution, metabolism and excretion studies; assays and biological methodology.
“Knowledge of Seller” shall mean, with respect to Seller, as applicable, the knowledge of [***] and any successors to such persons with similar responsibilities, regardless of title, relating to a particular matter without any obligation to inquire or otherwise investigate relating to a

Certain confidential information contained in this document, marked by [***], has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

particular matter; provided, however, that such persons shall be deemed to have knowledge, if, in the prudent exercise of his or her duties and responsibilities in the ordinary course of business, such person should have known of such matter.
“Law” shall mean, collectively, all U.S. or non-U.S. federal, state, provincial, territorial, municipal or local statute, treaty, rule, regulation, ordinance, code or administrative or judicial precedent or authority, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority (including any Regulatory Authority), or any similar provision having the force or effect of law.
“Lead Licensed Compound” means the compound tenapanor, as further described on Exhibit A to the License Agreement, and any [***] of such compound.
“License Agreement” shall mean that certain License Agreement, dated as of November 27, 2017, by and between Seller, as licensor, and Licensee, as licensee, with respect to the Product, as amended by Amendment Number 1 of the License Agreement dated June 23, 2020, and Amendment Number 2 of the License Agreement, and as may be amended, supplemented, restated or otherwise modified from time to time, subject to Buyer’s rights under Section 5.07(e).
“License Termination” means the termination of the License Agreement under Section 11.02, Section 11.03 or Section 11.04 of the License Agreement.
“Licensed Compounds” means the Lead Licensed Compound and any and all Backup Licensed Compounds.
“Licensed Patents” means (a) the Compound Patents, (b) the Additional Patents, and (c) all Ardelyx Sole Invention Patents; provided that in the case of (b) and (c) above, such Patents claim any inventions necessary or useful for the Exploitation of the Licensed Compounds and/or Licensed Products pursuant to the terms and conditions of the License Agreement. Licensed Patents exclude Ardelyx [***] Patents and the Excluded Patents.
“Licensed Product” means any and all pharmaceutical preparations, compositions and formulations in forms suitable for human applications containing a Licensed Compound as an active ingredient.
“Licensee” shall mean Kyowa Kirin Co., Ltd. (formerly known as Kyowa Hakko Kirin Co., Ltd.), a company organized under the laws of Japan.
“Licensee [***] Patents” means all Patents (a) that [***]; provided, that, such Patents claim (i) inventions that [***] a Licensed Compound or a Licensed Product, (ii) [***] for a Licensed Product or Licensed Compound, or (iii) is [***] a Licensed Product.
“Licensee Controlled Patents” means, collectively, Licensee Sole Invention Patents and Licensee [***] Patents.
“Licensee Instruction” shall mean the written instruction from Seller to Licensee, substantially in the form set forth in Exhibit C.
“Licensee Sole Invention Patent” means any Patent claiming Sole Program Know-How owned solely by Licensee to the extent such Patents are subject to the License Agreement.

Certain confidential information contained in this document, marked by [***], has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

“Liens” shall mean any lien, hypothecation, charge, security agreement, security interest, mortgage, pledge or any other encumbrance, right or claim of any Person of any kind whatsoever whether choate or inchoate, filed or unfiled, noticed or unnoticed, recorded or unrecorded, contingent or non-contingent, material or non-material, known or unknown.
“Lockbox Account” means the “deposit account” (as defined in Article 9 of the UCC), investment account or other account in which funds are held or invested to or for the credit or account of any Party, established and maintained at any Depositary Bank solely for the purpose of receiving remittance of Royalty Interest Payments and disbursement thereof as provided herein, and any successor Lockbox Account entered into in accordance with Section 2.05.
“Losses” means any and all direct or indirect liabilities, claims, actions, damages, losses or expenses, including interest, penalties, and reasonable lawyers’ fees and disbursements. In calculating Losses, the legal duty to mitigate on the part of the Party suffering the Loss shall be taken into account.
“Manufacture” or “Manufacturing” means activities in connection with the synthesis, manufacture, processing, formulating, testing (including, without limitation quality control, quality assurance, lot release testing, and development of any relevant analytical methods), bulk packaging or storage and delivery of Licensed Compound or Licensed Product.
“Manufacturing and Supply Agreement for Development” means that separate manufacturing and supply agreement effective as of April 9, 2018 between Seller and Licensee, as amended, supplemented, restated or otherwise modified from time to time.
“Material Adverse Effect” shall mean [***].
“Milestone Payments” means any amounts due, paid or payable for achievement of the Milestones, including any interest payable pursuant to Section 6.03 of the License Agreement, without any deduction or set-off of any kind, including any deduction or set-off under the License Agreement.
“Milestones” means the sales related milestones captioned as “Milestone Payment[s]” pursuant to Section 6.03(a) of the License Agreement.
“Net Sales” has the meaning set forth in the License Agreement (whether or not the License Agreement remains in effect).
“New Arrangement” has the meaning set forth in Section 5.02(b).
“Party” shall mean Seller or Buyer as the context indicates and “Parties” shall mean Seller and Buyer.
“Patent Office” shall mean the respective patent office in any jurisdiction, including the United States Patent and Trademark Office, the European Patent Organisation, the Japan Patent Office and any comparable foreign patent office, for any Ardelyx Controlled Patents or Licensee Controlled Patents.
“Patents” shall mean (a) all national, regional and international patents and patent applications, including provisional patent applications, (b) all patent applications filed either

Certain confidential information contained in this document, marked by [***], has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

from such patents, patent applications or provisional applications or from an application claiming priority from any of these, including divisionals, continuations, continuations-in-part, provisionals, converted provisionals, and continued prosecution applications, (c) any and all patents that have issued or in the future issue from the foregoing patent applications ((a) and (b)), including utility models, petty patents and design patents and certificates of invention, (d) any and all extensions or restorations by existing or future extension or restoration mechanisms, including revalidations, reissues, re-examinations and extensions (including any supplementary protection certificates and the like) of the foregoing patents or patent applications ((a), (b) and (c)), and (e) any similar rights, including so-called pipeline protection, or any importation, revalidation, confirmation or introduction patent or registration patent or patent of additions to any such foregoing patent applications and patents.
“Permitted Liens” shall mean the Liens described on Schedule 1.01 hereto.
“Person” means any individual, sole proprietorship, corporation, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or other similar entity or organization, including a government or political subdivision, department or agency of a government.
“PMDA” means the Pharmaceuticals and Medical Devices Agency in Japan or any successor thereto.
“Product” shall mean any pharmaceutical product, drug product, preparation, formulation or dosage form that has the Lead Licensed Compound as at least one API.
“Production Agreements” means each of the Back-Up Manufacturing Agreement, the Manufacturing and Supply Development Agreement, the Interim Commercial Supply Letter and the Development Quality Assurance Agreement as may be amended, supplemented, restated or otherwise modified or replaced from time to time.
“Purchased Assets” shall mean (a) the Royalty Interest and (b) all proceeds (as defined under the UCC) of any of the foregoing.
“Receiving Party” means, with respect to any Confidential Information disclosed by a Party hereto, the other Party which is receiving such Confidential Information.
“Regulatory Approval” means any and all approvals (including without limitation pricing and reimbursement approvals), product or establishment licenses, registrations, or authorizations of any regional, federal, state, or local Regulatory Health Authority, department, bureau, or other governmental entity, necessary to commercially distribute, sell or market a Licensed Product in a regulatory jurisdiction, including, where applicable, (a) pricing or reimbursement approval in such jurisdiction, (b) pre- and post-approval marketing authorizations (including any prerequisite Manufacturing approval or authorization related thereto), (c) labeling approval and (d) technical, medical and scientific licenses.
“Regulatory Authority” means any court or government body, whether national, supra-national, federal, state, local, foreign or provincial, including any political subdivision thereof, including any department, commission, board, bureau, agency, or other regulatory or administrative governmental authority or instrumentality, and further including any quasi-governmental Person or entity exercising the functions of any of these.

Certain confidential information contained in this document, marked by [***], has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

“Regulatory Health Authority” means any applicable national (for example the PMDA), supra-national, regional, state, provincial or local regulatory health authority, department, bureau, commission, council, or other government entity regulating or otherwise exercising authority with respect to the Exploitation of Licensed Compounds or Licensed Products in the Territory pursuant to the terms and conditions of the License Agreement, including any such entity involved in the granting of Regulatory Approval for pharmaceutical products.
“Representative” means, with respect to any Person, directors, officers, employees, agents, co-investors, advisors, potential investors, underwriters, rating agencies, permitted assignees, transferees or successors-in-interest, sources of financing and trustees of such Person (other than competitors of Buyer and its Affiliates).
“Royalties” means (a) any amounts due, paid or payable to Seller pursuant to Section 6.04 of the License Agreement on and after the Closing Date and (b) any amounts payable to Seller as a result of Net Sales of the Licensed Product in the Field and in the Territory pursuant to any New Arrangement; provided, that the amount due to Buyer under any New Arrangement shall not exceed the amount that would have been due Buyer under Section 6.04 and 6.03(a) of the License Agreement, in each case of clauses (a) and (b), without any deduction or set-off of any kind, other than as set forth in clause (b). Without limiting the foregoing, if the License Agreement is terminated and Seller or its Affiliates Commercialize the Product in the Territory pursuant to Section 5.02(b), any amounts received by or on behalf of Seller or its Affiliates (or its or their licensees) for such Commercialization less any such amounts that are allocated to the cost of manufacturing and supplying the Product, or which are intended to reimburse Seller, its Affiliates or licensees for expenses incurred outside of the scope of the calculation of Net Sales, which are itemized by Seller in each royalty report to the extent such expenses are being taken as a deduction from net sales for which royalties are payable, shall be treated as “Net Sales” subject to the same royalty rate set forth in Section 6.04 of the License Agreement, and the product of such net sales times such royalty rate shall be Royalties hereunder.
“Royalty Interest” shall mean (a) the Royalties, (b) the Milestone Payments arising after the Closing Date, (c) any payments made in lieu of the Royalties or the Milestone Payments or in satisfaction of the obligation to pay the Royalties or the Milestone Payments, including any amounts payable to Buyer pursuant to Section 5.16 in satisfaction of the obligation to pay Royalties or the Milestone Payments; provided, that (i) such amounts payable under this subsection (c) as a result of enforcement of the License Agreement pursuant to Section 5.16 shall include any damages, penalties, fees or expenses payable in connection with the enforcement of the License Agreement pursuant to Section 5.16, to the extent such damages, penalties, fees or expenses relate to amounts otherwise due under Sections 6.03 or 6.04 of the License Agreement, and (ii) the amounts due under this subsection (c) shall not include duplication of any corresponding Royalty Interest Payments or Milestone Payments, and (d) all amounts payable by Licensee (or other licensee pursuant to a New Arrangement) pursuant to Section 365(n) of the Bankruptcy Law in the event of rejection of the License Agreement (or other licensee agreement pursuant to a New Arrangement). For the avoidance of doubt, the Royalty Interest shall not include the Excluded Liabilities and Obligations.
“Royalty Interest Payment” shall mean the payment of the Royalty Interest.
“Royalty Reports” means, with respect to each calendar quarter, the report (including any certifications in respect thereof) required to be prepared and delivered pursuant to Section 6.07 of the License Agreement.

Certain confidential information contained in this document, marked by [***], has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

“SEC” means the U.S. Securities and Exchange Commission.
“Seller” shall mean Ardelyx, Inc., a corporation organized under the laws of the State of Delaware.
“Seller Indemnified Party” shall mean each of Seller, its Affiliates and any of their respective partners, directors, managers, officers, employees and agents.
“Set-Off” means any right of set-off, counterclaim, credit, reduction or deduction by contract or otherwise.
“Sole Program Know-How” means all inventions and other Know-How invented by employees or independent contractors of Seller or Licensee in such Party’s performance of the License Agreement.
“Sublicensee” means any Person that is not a distributor or an Affiliate of the Licensee who is granted a sublicense under the License Agreement by the Licensee or its Affiliate.
“Subsidiary” means, with respect to any Person, at any time, any entity of which more than fifty percent (50%) of the outstanding Voting Stock or other equity interest entitled ordinarily to vote in the election of the directors or other governing body (however designated) is at the time beneficially owned or controlled directly or indirectly by such Person, by one or more such entities or by such Person and one or more such entities. Unless otherwise indicated herein, “Subsidiary” shall refer a “Subsidiary” of Seller.
“Supply Agreement for Commercial” means that separate manufacturing and supply agreement, between Seller and the Licensee to be entered into pursuant to Section 5.01(c) of the License Agreement, providing for the manufacture of the Lead Licensed Compound and Product, as may be amended, supplemented, restated or otherwise modified or replaced from time to time.
“Termination Date” has the meaning set forth in Section 7.01.
“Territory” shall mean Japan.
“Third Party” shall mean any Person other than Seller or Buyer or their respective Affiliates.
“Third Party Patent Rights” shall mean, with respect to any Third Party, any and all issued patents and pending patent applications as of the date of this Agreement, including all provisional applications, substitutions, continuations, continuations-in-part, divisions, and renewals, all letters patent granted thereon, and all patents-of-addition, reissues, reexaminations and extensions or restorations by existing or future extension or restoration mechanisms (including regulatory extensions), and all supplementary protection certificates, together with any foreign counterparts thereof anywhere in the world, of such Third Party.
“Trademark” means any registered trademark, application for registration thereof, trade name, service mark, service name, brand, domain name, trade dress, logo, slogan or other indicia of origin or ownership, including the goodwill and activities associated with each of the foregoing.

Certain confidential information contained in this document, marked by [***], has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

“Transaction Documents” shall mean, collectively, this Agreement, the Assignment, the Deposit Agreement and the Instruction to Payor.
“UCC” shall mean the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.
“Use” shall include the use, manufacture, marketing, sale, offer for sale, importation, distribution or commercialization.
“Voting Stock” shall mean Capital Stock issued by a company, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such contingency.
ARTICLE II

ASSIGNMENT OF THE PURCHASED ASSETS
Section 1.01.Assignment.
(a)Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, Seller shall assign, transfer and convey to Buyer, free and clear of all Liens (other than any Permitted Liens or Liens in favor of Buyer) and subject to the conditions set forth in ARTICLE VI and the other provisions of this Agreement, the Purchased Assets, and Buyer shall accept such assignment, transfer and conveyance from Seller. Such assignment, transfer and conveyance shall be evidenced by the execution and delivery of the Assignment by Seller in accordance with Section 6.02.
(b)It is the intention of the Parties hereto that the assignment, transfer and conveyance contemplated by this Agreement be, and is, a true, complete, absolute and irrevocable assignment, transfer and conveyance by Seller to Buyer of all of Seller’s right, title and interest in and to the Purchased Assets, free and clear of all Liens (other than any Liens in favor of Buyer). Neither Seller nor Buyer intends the transactions contemplated by this Agreement to be, for any purpose (other than financial accounting purposes), characterized as a loan from Buyer to Seller or a pledge, a security interest, a financing transaction or a borrowing. Each of Seller and Buyer hereby waives, to the maximum extent permitted by applicable Law, subject to Section 2.02, any right to contest or otherwise assert that this Agreement does not constitute a true, complete, absolute and irrevocable assignment, transfer and conveyance by Seller to Buyer of all of Seller’s right, title and interest in and to the Purchased Assets under applicable Law, which waiver shall, to the maximum extent permitted by applicable Law, be enforceable against Seller in any bankruptcy or insolvency proceeding relating to Seller. Not in derogation of the foregoing statement of the intent of the Parties hereto in this regard and for the purposes of providing additional assurance to Buyer (i) Seller does hereby grant to Buyer as security for the payment of amounts to Buyer equal to the Royalty Interests as they become due and payable, a security interest in and to (x) all right, title and interest of Seller, in, to and under the Royalty Interests; and (y) any “proceeds” (as such term is defined in the UCC) of the items set forth

Certain confidential information contained in this document, marked by [***], has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

in clauses (x) and (y) hereof (collectively, the “Collateral”), and Seller does hereby authorize Buyer, from and after the Closing, to file such financing statements (and continuation statements with respect to such financing statements when applicable) in such manner and such jurisdictions as are necessary or appropriate to perfect such security interest and (ii) upon the occurrence of the Termination Date, Buyer shall, at the sole cost and expense of Seller, release its Liens in the Collateral (and execute and deliver any termination or release documents reasonably requested by Seller in connection therewith) and all rights, title and interests, in, to and under the Collateral shall revert to Seller. Notwithstanding the foregoing, the Collateral does not include rights held under a license or other agreement that are not assignable by their terms without the consent of the licensor or counterparty thereof (but only to the extent such restriction on assignment is effective under Section 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity).
Section 1.02.Royalty Interest Payments.
(c)Effective as of the execution and delivery of the Assignment at the Closing and subject to the terms of Section 2.04, Seller and Buyer agree that Buyer shall have all right, title, interest in and to the Purchased Assets, and is entitled to receive all Royalty Interest Payments payable to Seller under the License Agreement.
(d)[reserved]
(e)Buyer shall be entitled to receive 100% of the Royalty Interest Payments from the Closing Date through the Termination Date.
Section 1.01.Payments to Seller.
(f)Subject to the terms and conditions set forth herein, Buyer shall pay Seller the Closing Amount by wire transfer of immediately available funds as directed by Seller promptly at the Closing, but in any event, within one (1) Business Day of the Closing Date.
(g)Investment Payments.
(i)Following the Closing, Buyer shall, subject to the conditions set forth below and subject to Section 2.03(b)(iii), make the following one-time payments (each, an “Investment Payment”) to Seller:
(A)upon approval of a new drug application for the Lead Licensed Compound for application in the Field by the PMDA, Buyer shall make a payment to Seller of $5,000,000; and
(B)a payment to Seller of $5,000,000 if Licensee’s Net Sales exceed [***] for the calendar year 2025.

Certain confidential information contained in this document, marked by [***], has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

(i)The Investment Payment provided in Section 2.03(b)(i)(A) shall be due and payable promptly, but in any event within ten (10) Business Days after the date that the Investment Payment Conditions for such Investment Payment have been met, by wire transfer of immediately available funds as directed by Seller. Buyer agrees to retain in the Lockbox Account any Royalty Interest Payments paid to Seller from Licensee in the first quarter of 2026 relating to Licensee achieving the Net Sales milestone set forth in Section 2.03(b)(i)(B). Upon deposit of such amounts, Buyer shall direct the Depository Bank to pay to Seller the Investment Payment then due Seller pursuant to Section 2.03(b)(i)(B) within five (5) Business Days of the date on which the related Investment Payment Condition has been met. In the event amounts deposited into the Lockbox Account are insufficient to pay the full amount of such Investment Payment, Buyer shall direct the Depository Bank to pay any subsequent deposits into the Lockbox Account to Seller, to be applied towards such Investment Payment Amount, until the aggregate amounts so paid to Seller equal $5,000,000. If such Investment Payment is not earned by Seller for the calendar year 2025, Buyer may direct the Depository Bank to pay Royalty Interests Payments on deposit in the Lockbox Account to Buyer.
(ii)Buyer shall have the right to deduct from any Investment Payment the amount of any Losses resulting from Seller’s breach of any representation or warranty set forth in ARTICLE III as of the date on which such representation or warranty is made or any covenant set forth in ARTICLE V in accordance with this Section 2.03(b). In the event that Buyer makes a good faith determination that it is entitled to Set-Off (and of the amount thereof) from any Investment Payment, Buyer shall notify Seller, in reasonable detail, of the basis of Buyer’s claim to a right of Set-Off (and the amount thereof) within thirty (30) days after the date that the Investment Payment Conditions for such Investment Payment have been met. In the event that Seller disagrees, either with respect to the basis of the claim or the amount in controversy, then such dispute shall be escalated to the senior leadership of the Parties for resolution in good faith (which senior leadership shall be the Chief Executive Officer of Seller and the Chief Executive Officer of Buyer), within thirty (30) days of the date on which such dispute is referred to them If the senior leadership, notwithstanding their good faith efforts, is unable to resolve such dispute within such thirty (30) day period, then Buyer may make such Set-Off. For the avoidance of doubt, (a) Buyer’s exercise of the foregoing right of Set-Off will not limit Buyer’s right to pursue any other available remedies in law or equity, including as set forth in Section 8.04 and (b) Seller retains its right to challenge such Set-Off and does not waive its right, nor shall its right be limited by this Section 2.03 to pursue any remedy in law or equity. The prevailing party in the final resolution of any dispute regarding such Set-Off will be entitled to recover from the other party all of its reasonable and documented out-of-pocket costs and expenses arising from such proceedings (including attorneys’ fees incurred both before and through the completion of such proceedings).

Certain confidential information contained in this document, marked by [***], has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

Section 1.01.No Assumption.
Notwithstanding any provision in this Agreement or any other Transaction Document or writing to the contrary, subject to Section 2.02, Buyer is accepting the purchase and assignment of only the Purchased Assets and is not assuming any Excluded Liabilities and Obligations. All Excluded Liabilities and Obligations shall be retained by and remain obligations and liabilities solely of Seller or its Affiliates.
Section 1.02.Lockbox Account
(a)Seller shall, on or prior to the date that is sixty (60) days following the Closing, enter into a Deposit Agreement with the Depositary Bank with respect to the Lockbox Account. Seller shall deliver instructions to Licensee (the “Instruction to Payor”) with respect to any Royalty Interest Payments (which instruction shall be in form and substance reasonably satisfactory to Buyer) to remit such Royalty Interest Payments to the Lockbox Account. To the extent any such Royalty Interest Payments are paid directly to Seller, Seller shall remit to Buyer all such amounts within fifteen (15) Business Days of Knowledge of Seller of such receipt of any such funds.
(b)Buyer shall have the right to exercise all of its rights and remedies under this Agreement including, without limitation, directing the Depositary Bank to transfer all of the funds in the Lockbox Account to Buyer.
(c)Seller shall have no right to terminate the Lockbox Account without Buyer’s prior written consent; provided that, without Buyer’s consent to the change of location of such accounts (provided such location is in the United States), Seller shall have the right from time to time to establish a replacement Lockbox Account with a replacement Depositary Bank, provided that such replacement Depositary Bank entered into a Deposit Agreement with respect to such replacement accounts effective no later than the date of replacement. For purposes of this Agreement, any reference to the “Lockbox Account”, “Depositary Bank” and “Deposit Agreement” shall refer to such replacement Lockbox Account, Depositary Bank, or Deposit Agreement, as the context requires.
ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER
Seller hereby represents and warrants to Buyer that the following representations are true and complete as of the Closing Date and with respect to those representations and warranties that reference a Schedule, subject to such Schedule as amended and updated by Seller (with a copy of such amendment or update to Buyer) as of the date such representation and warranty is being made as of:
Section 1.02.Organization.
Each of Seller and its Subsidiaries are duly organized and validly existing and in good standing under the laws of its and their respective jurisdictions of formation. Each of Seller and its Subsidiaries have all corporate powers and all licenses, authorizations, consents and approvals

Certain confidential information contained in this document, marked by [***], has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

required to carry on its and their business as now conducted and as proposed to be conducted in connection with the transactions contemplated by the Transaction Documents and the License Agreement, except where the failure to be so licensed, authorized or qualified has not and would not reasonably be expected to have a Material Adverse Effect. Each of Seller and its Subsidiaries is duly qualified to do business and is in good standing in every jurisdiction in which the failure to so qualify or be in good standing would result in a Material Adverse Effect. Seller has no Subsidiaries, other than those listed in Schedule 3.01, with the jurisdiction of formation listed after the name of each such Subsidiary.
Section 1.03.Authorizations; Enforceability.
(a)Seller has all necessary corporate power and authority to enter into, execute and deliver this Agreement and the other Transaction Documents and to perform all of the obligations to be performed by it hereunder and thereunder and to consummate the transactions contemplated hereunder and thereunder. None of the execution and delivery by Seller of the Transaction Documents, the performance by Seller of any of the obligations to be performed by it hereunder or thereunder, or the consummation by Seller of any of the transactions contemplated hereby or thereby, will require any notice to, action, approval or consent by, or in respect of, or filing or registration with, any Governmental Authority or other Person, except those that have already been obtained and copies of which have been provided to Buyer, and filings necessary to perfect Liens created by the Transaction Documents.
(b)Once signed, the Transaction Documents will have been duly authorized, executed and delivered by Seller and each Transaction Document will then constitute the valid and binding obligation of Seller, enforceable against Seller in accordance with their respective terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or general equitable principles.
Section 1.03.Litigation.
Schedule 3.03 sets forth each (i) Dispute pending or, to the Knowledge of Seller, threatened against Seller or its Subsidiaries, (ii) inquiry of any Governmental Authority pending or, to the Knowledge of Seller, threatened against Seller or its Subsidiaries, or (iii) to the Knowledge of Seller with respect to the following clauses (x) and (y), (x) Dispute pending or threatened against Licensee, or (y) inquiry of any Governmental Authority pending or threatened against Licensee which, in each instance of clauses (i), (ii) and (iii), if adversely determined, whether individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
Section 1.04.Compliance with Laws.
Seller and its Subsidiaries are not in material violation of, and have not materially violated any, applicable Law, judgment, order, writ, decree, permit or license entered by any Governmental Authority and, to the Knowledge of Seller, are not under investigation with respect to any applicable Law, and have not been threatened in writing to be charged with, or been given written notice of any, material violation of any applicable Law relating to the Product or the License Agreement. Except as would not, whether individually or in the aggregate,

Certain confidential information contained in this document, marked by [***], has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

reasonably be expected to have a Material Adverse Effect, Seller and its Subsidiaries are not in violation of, and have not violated any, applicable Law, judgment, order, writ, decree, permit or license entered by any Governmental Authority and, to the Knowledge of Seller, are not under investigation with respect to any applicable Law, and have not been threatened in writing to be charged with, or been given written notice of any, violation of any applicable Law.
Section 1.05.Conflicts.
(c)Neither the execution and delivery by Seller of any of the Transaction Documents nor the performance or consummation of the transactions contemplated thereby (including, without limitation, the assignment to Buyer of the Royalty Interest) to be performed or consummated by Seller will: (i) contravene, conflict with, result in a breach or violation of, constitute a default under, or accelerate the performance provided by, in any material respects any provisions of: (A) any Law, or any judgment, order, writ, decree, permit or license of any Governmental Authority, in any case, applicable to the Royalty Interest; or (B) any material contract, agreement, commitment or instrument to which Seller is a party; (ii) except for the filing of the UCC-1 financing statements required hereunder (or pursuant to Section 2.01(b)), require any notification to, filing with, or consent of, any Person or Governmental Authority that has not already been obtained, a copy of which has been provided to Buyer; (iii) give rise to any right of termination, cancellation or acceleration of any right or obligation of Seller or any other Person as such right or obligation relates to the Royalty Interest or the Royalty Interest Payments; or (iv) result in the creation or imposition of any Lien on the Royalty Interest or the Royalty Interest Payments (other than Liens in favor of Buyer).
(d)Seller has not granted, nor agreed to grant to any Person other than Buyer, nor does there exist, any Lien granted by Seller on the Royalty Interest. No Subsidiary has granted, nor agreed to grant to any Person other than Buyer, nor does there exist, any Lien on any such Subsidiary’s rights to receive Royalty Interest Payments.
(e)None of Seller, any Subsidiary nor any of their respective property is subject to any judgment, order, writ or decree of any Governmental Authority which could reasonably be expected to result in a Material Adverse Effect.
(f)Neither Seller nor its Subsidiaries are party to any contract, agreement, commitment or instrument for which Seller or any of its Subsidiaries are in breach which could reasonably be expected to result in a Material Adverse Effect.
Section 1.01.Ownership.
Other than the rights of Buyer upon the consummation of the transactions contemplated in the Transaction Documents including delivery of the Assignment, Seller is the sole holder of, the License Agreement and of all of the Purchased Assets, free and clear of any and all Liens (other than any Liens in favor of Buyer). Seller has full right and power to assign and convey the Purchased Assets as contemplated by this Agreement. Seller has not transferred, sold, conveyed, assigned, or otherwise disposed of, or agreed to transfer, sell, convey, assign, or otherwise dispose of any portion of the License Agreement or the Purchased Assets other than as contemplated by this Agreement. Upon delivery to Buyer of the executed Assignment, no

Certain confidential information contained in this document, marked by [***], has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

Person other than Buyer shall have any right to receive the Royalty Interest payable under the License Agreement. Upon delivery to Buyer of the executed Assignment, Seller shall have sold, transferred, conveyed and assigned to Buyer, and Seller shall have done everything which is required to be done by Seller to cause Buyer to acquire all of Seller’s rights, interests and obligations arising on or after the Closing Date under the License Agreement and the Purchased Assets, free and clear of any Liens (other than any Liens in favor of Buyer), but subject to the further provisions of this Agreement. Seller is legally competent to execute this Agreement and the other Transaction Documents and upon such execution by Seller, the obligations of Seller hereunder and thereunder shall constitute the legally binding and enforceable obligations of Seller, subject to bankruptcy, insolvency, reorganization, moratorium, ad hoc representative appointment, conciliation, safeguard proceedings, judicial receivership, or other laws affecting creditors’ rights generally or general equitable principles.
Section 1.02.Subordination.
Seller has not caused, by any means, Seller’s Royalty Interest to be subordinated to the rights of any creditor of Licensee or any other Person. In addition, Seller has not caused, and to the Knowledge of Seller no other Person has caused, the claims and rights of Buyer created by any Transaction Document in and to the Purchased Assets to be subordinated to any creditor of Licensee or any other Person; provided, however, that Seller makes no representation as to whether Buyer (or any Person acting on behalf of Buyer) has caused any such subordination.
Section 1.03.License Agreement.
(g)Exhibit A hereto contains a true and complete copy of the License Agreement (including, without limitation, all amendments, supplements and other modifications or restatements thereto) as of the Closing Date. To the Knowledge of Seller, other than the Royalty Interest for the calendar quarter (or portion thereof) ended immediately preceding the Closing Date, if any, there are no unpaid Royalty Interests that have become due or are overdue, and none are expected to become overdue as of the Closing Date, in each case subject to the terms of the License Agreement.
(h)Seller is not in breach of the License Agreement which could have a Material Adverse Effect. To the Knowledge of Seller, no circumstances or grounds exist that would give rise (i) to a claim by Licensee of a breach of the License Agreement or any other agreement, in each case, which could have a Material Adverse Effect, or (ii) to a right of rescission, termination, revision, setoff, or any other rights, in, to or under the Purchased Assets. Seller has no unfulfilled obligations in respect of the License Agreement or the Purchased Assets that were required to be fulfilled on or prior to the Closing Date, the lack of completion of which would have a Material Adverse Effect.
(i)To the Knowledge of Seller, Licensee is not in breach of or in default under the License Agreement which could have a Material Adverse Effect. To the Knowledge of Seller, Licensee has no obligations unfulfilled in respect of the License Agreement that were required to be fulfilled that could reasonably be expected to have a Material Adverse Effect.

Certain confidential information contained in this document, marked by [***], has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

(j)Seller has the full right, power and authority to grant all rights and interests granted to Buyer in this Agreement.
(k)To the Knowledge of Seller, no circumstance or grounds exist, that would invalidate, reduce or eliminate, in whole or in part, the enforceability or scope of the Purchased Assets, including, without limitation, Seller’s right to payments made in respect of Royalty Interests.
(l)To the Knowledge of Seller (i) no Person is in breach of the License Agreement, (ii) nothing has occurred and no condition exists that would permit either party thereto to terminate the License Agreement for cause and (iii) Seller has not received any notice of termination for convenience from the Licensee under Section 11.02(b) of the License Agreement. To the Knowledge of Seller, the License Agreement is valid and binding on each other party thereto in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, ad hoc representative appointment, conciliation, safeguard proceedings, judicial receivership, or other laws affecting creditors’ rights generally or general equitable principles, and is in full force and effect.
(m)Except as set forth on Schedule 3.08(g), (i) to the Knowledge of Seller, Licensee has not entered into any sublicense under the License Agreement, and (ii) Seller has not consented to Licensee entering into any sublicense under the License Agreement.
(n)To the Knowledge of the Seller, Licensee has not exercised any right of rescission, offset, counterclaim or defense, with respect to the License Agreement or provided notice to Seller that it planned to do any of the foregoing. To the Knowledge of Seller, nothing has occurred and no condition exists that would permit Licensee to exercise any right of rescission, offset, counterclaim or defense, with respect to the License Agreement.
(o)Licensee has not provided Seller with notice of termination of the License Agreement nor any notice that it plans to terminate the License Agreement.
(p)All payments due and payable by Seller or, to the Knowledge of Seller, the Licensee, under the License Agreement have been timely paid.
(q)There have been no claims for indemnification made under Article XII of the License Agreement by any Indemnified Party (as defined in the License Agreement).
(r)The Seller has not:
(i)forgiven, released, delayed, postponed or compromised any payment in respect of the Royalty Interest;
(ii)waived, amended, cancelled or terminated, exercised or to the Knowledge of Seller failed to exercise, any material rights constituting or relating to the Purchased Assets;

Certain confidential information contained in this document, marked by [***], has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

(iii)except as set forth in Exhibit A, amended, modified, restated, cancelled, supplemented, terminated or waived any provision of the License Agreement, or granted any consent thereunder, or agreed to do any of the foregoing;
(iv)exercised any right of rescission, offset, counterclaim or defense, upon or with respect to the Purchased Assets, or agreed to do or suffer to exist any of the foregoing;
(v)sold, leased, pledged, licensed, transferred or assigned (or attempted to do any of the foregoing) all or any portion of the Purchased Assets, except in favor of Buyer pursuant to the Transaction Documents;
(vi)received any advance payments on the Royalty Interest; it being understood that the transaction contemplated by Amendment Number 2 to the License Agreement does not constitute advance payments on the Royalty Interests.
(s)No credit is owed to or claimed by Licensee with respect to Royalty Interest Payments.
(t)Except as set forth on Schedule 3.08(n), the License Agreement constitutes the only agreement (i) to which Seller is a party relating to the Royalty Interests, (ii) which relate to Seller’s entitlement to the Purchased Assets or (iii) which relate to the Development or Commercialization of the Product in the Territory.
Section 1.06.Production Agreements.
(u)Except as set forth on Schedule 3.09(a), the License Agreement and the Production Agreements constitute the only agreements to which the Seller is a party (i) relating to the Royalty Interests, (ii) which relate to Seller’s entitlement to the Purchased Assets, or (iii) which relate to the right to Develop and Commercialize the Product in the Field in the Territory.
(v)Seller is not in breach of any Production Agreement which could have a Material Adverse Effect. No circumstances or grounds exist that would give rise to a claim by Licensee of a breach of the Manufacturing and Supply Agreement for Development, the Interim Commercial Supply Letter or the Development Quality Assurance Agreement. Seller has no unfulfilled obligations in respect of any Production Agreement, the lack of which would be reasonably likely to have a Material Adverse Effect or could give rise to a right of set-off against the Royalty Interest Payments.
(w)To the Knowledge of Seller, Licensee is not in breach of or in default under the Manufacturing and Supply Agreement for Development, the Interim Commercial Supply Letter or the Development Quality Assurance Agreement, in any case, which could have a Material Adverse Effect. To the Knowledge of Seller, Licensee has no unfulfilled obligations in respect of the Manufacturing and Supply Agreement for Development, the Interim Commercial Supply Letter or the Development Quality Assurance Agreement that were required to be fulfilled.

Certain confidential information contained in this document, marked by [***], has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

(x)To the Knowledge of Seller, no Person is in breach of any Production Agreement which could have a Material Adverse Effect and nothing has occurred and no condition exists that would permit any other party thereto to terminate any Production Agreement. To the Knowledge of Seller, each of the Production Agreements is valid and binding on each other party thereto in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, ad hoc representative appointment, conciliation, safeguard proceedings, judicial receivership, or other laws affecting creditors’ rights generally or general equitable principles, and is in full force and effect.
(y)Licensee has not exercised any right of rescission, offset, counterclaim or defense, with respect to the Manufacturing and Supply Agreement for Development, the Interim Commercial Supply Letter or the Development Quality Assurance Agreement or provided notice to Seller that it planned to do any of the foregoing. To the Knowledge of Seller, nothing has occurred and no condition exists that would permit Licensee to exercise any right of rescission, offset, counterclaim or defense, with respect to the Manufacturing and Supply Agreement for Development, the Interim Commercial Supply Letter or the Development Quality Assurance Agreement.
(z)Licensee has not provided Seller with notice of termination of the Manufacturing and Supply Agreement for Development, the Interim Commercial Supply Letter or the Development Quality Assurance Agreement nor any notice that it plans to terminate the Manufacturing and Supply Agreement for Development, the Interim Commercial Supply Letter or the Development Quality Assurance Agreement.
(aa)All payments due and payable by the Seller or the Licensee under any Production Agreement to which they are a party have been timely paid.
(ab)There have been no claims for indemnification made under Article XII of the License Agreement by Seller or Licensee under the Manufacturing and Supply Agreement for Development, the Interim Commercial Supply Letter or the Development Quality Assurance Agreement.
(ac)The [***] set forth in Schedule 3.09(j) (the “[***]), is [***], as applicable, and to the Knowledge of Seller, is accurate and complete in all material respects; provided that Seller does not represent or warrant that any [***] is accurate. To the Knowledge of Seller, Seller will be able to [***] as set forth therein.
(ad)Seller has not:
(vii)forgiven, released, delayed, postponed or compromised any payment in respect of any Production Agreement which could have a Material Adverse Effect;
(viii)waived, amended, cancelled or terminated, exercised or to the Knowledge of Seller failed to exercise, any material rights constituting or relating to any Production Agreement which could have a Material Adverse Effect;

Certain confidential information contained in this document, marked by [***], has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

(ix)amended, modified, restated, cancelled, supplemented, terminated or waived any provision of any Production Agreement, or granted any consent thereunder, or agreed to do any of the foregoing which could have a Material Adverse Effect;
(x)exercised any right of rescission, offset, counterclaim or defense, upon or with respect to any Production Agreement, or agreed to do or suffer to exist any of the foregoing which could have a Material Adverse Effect; or
(xi)sold, leased, pledged, licensed, transferred or assigned (or attempted to do any of the foregoing) all or any portion of any Production Agreement.
Section 1.10.Net Sales; Milestones.
(ae)Schedule 3.10(a) hereto sets forth a true and complete list of all Net Sales of the Product provided by Licensee pursuant to Section 6.07 of the License Agreement and, to the Knowledge of Seller, payable by Licensee to Seller, through but excluding the Closing Date. Seller has provided to Buyer a copy of the Royalty Reports delivered to Seller as of the Closing. Buyer is aware that payments may differ in the future and that past payments made are no guarantee for future payments to be made.
(af)Schedule 3.10(b) hereto sets forth a true and complete list of all milestone payments provided by Licensee pursuant to Section 6.03 of the License Agreement and, to the Knowledge of Seller, payable by Licensee to Seller, through but excluding the Closing Date.
Section 1.11.Broker’s Fees.
Neither Seller nor its Affiliates have taken any action that would entitle any Person to any commission or broker’s fee in connection with the transactions contemplated by the Transaction Documents.
Section 1.12.Information.
All Seller’s written information heretofore or herein supplied by or on behalf of Seller to Buyer is accurate and complete in all material respects, and none of such information, when taken together with all other information furnished and information available through Seller’s SEC filings, contains any untrue statement of a material fact or omits to state any material fact necessary to make such information not materially misleading in light of the circumstances under which made. To the Knowledge of Seller, there is no fact or circumstance that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed in this Agreement, in the other Transaction Documents, in any of Seller’s SEC filings, or in any other documents, certificates and statements furnished to Buyer for use in connection with the transactions contemplated hereby. Notwithstanding the above, Seller makes no representation or warranty with respect to the [***] or any other [***].

Certain confidential information contained in this document, marked by [***], has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

Section 1.13.Insolvency Event; Material Adverse Effect.
No Insolvency Event has occurred regarding Seller. To the Knowledge of Seller, no event has occurred and no condition exists that could reasonably be expected to result in a Material Adverse Effect.
Section 1.14.Indebtedness and Liens.
(ag)Set forth on Schedule 3.14(a) is a complete and correct list of all Indebtedness of Seller and each of its Subsidiaries outstanding.
(ah)Set forth on Schedule 3.14(b) is a complete and correct list of all Liens granted by Seller and each of its Subsidiaries with respect to their respective property.
Section 1.1.Intellectual Property Rights.
(ai)Schedule 3.15(a) sets forth under the caption, “Ardelyx Controlled Patents,” the following for each Ardelyx Controlled Patent: (i) the application number; (ii) the title of the application or patent, if any, (iii) the patent or registration number, if any; and (iv) the scheduled initial expiration date of such Ardelyx Controlled Patents, including a notation if such scheduled expiration date includes a term extension.
(aj)Schedule 3.15(a) includes a complete and accurate list of all Patents Controlled by Seller in the Territory that are necessary or useful to Exploit the Licensed Product in accordance with the terms of the License Agreement.
(ak)Except as set forth on Schedule 3.15(c), to the Knowledge of Seller, there have not been, nor are there, any Disputes relating to Seller’s or its Subsidiaries’ rights in the Ardelyx Controlled Patents or related Intellectual Property Rights. To the Knowledge of Seller, there have not been, nor are there, any Disputes relating to Licensee’s rights in the Ardelyx Controlled Patents or related Intellectual Property Rights.
(al)To the Knowledge of Seller, neither Seller nor its Subsidiaries has received, and to the Knowledge of Seller, Licensee has not received, any opinion of counsel that any of the Ardelyx Controlled Patents are invalid or unenforceable. To the Knowledge of Seller, neither Seller nor its Subsidiaries has received, and to the Knowledge of Seller, Licensee has not received, any notice of any claim by any Third Party challenging the validity, inventorship, ownership or enforceability of any of the Ardelyx Controlled Patents.
(am)Except as set forth on Schedule 3.15(e), to the Knowledge of Seller, there is at least one valid claim in each of the Ardelyx Controlled Patents that would be infringed by Licensee’s Exploitation of the Product in the Territory but for Licensee’s license under the License Agreement to such Ardelyx Controlled Patents.
(an)Except as set forth on Schedule 3.15(f), there are no pending, decided or settled Disputes, and to the Knowledge of Seller, no such Dispute has been threatened

Certain confidential information contained in this document, marked by [***], has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

that could (i) impact the validity, enforceability, scope, inventorship or ownership of any of the claims of the Ardelyx Controlled Patents, or (ii) otherwise impact whether any claim within the Ardelyx Controlled Patents or Licensee Controlled Patents is a valid claim.
(ao)The term for which consideration is to be paid pursuant to the License Agreement as is set forth in Section 6.04(d) on Exhibit A of Amendment Number 2 of the License Agreement has not been amended or revised since the date thereof.
(ap)To the Knowledge of Seller, each of the Ardelyx Controlled Patents correctly identifies each and every inventor of the claims thereof as determined in accordance with the laws of Japan. To the Knowledge of Seller, there is not any Person who is or claims to be an inventor of any of the Ardelyx Controlled Patents who is not a named inventor thereof. Seller and its Subsidiaries have not, and to the Knowledge of Seller, Licensee has not, received any notice from any Person who is or claims to be an inventor of any of the Ardelyx Controlled Patents who is not a named inventor thereof.
(aq)To the Knowledge of Seller, each Person who has or has had any rights in or to the Ardelyx Controlled Patents, including each inventor named on the Ardelyx Controlled Patents, has executed a Contract assigning his, her or its entire right, title and interest in and to such Ardelyx Controlled Patents and the inventions embodied, described or claimed therein, to Seller and each such Contract has been, duly recorded at the Japan Patent Office where such recordation has been required as of the Closing Date.
(ar)To the Knowledge of Seller, maintenance fees, annuities or other like payments with respect to any Ardelyx Controlled Patents required to be paid as of the Closing Date have been paid.
(as)To the Knowledge of Seller, no issued Ardelyx Controlled Patent has lapsed, expired or otherwise been terminated. Except as set forth on Schedule 3.15(k), to the Knowledge of Seller, no Ardelyx Controlled Patent applications have lapsed, expired, been abandoned or otherwise been terminated, other than by operation of law.
(at)To the Knowledge of Seller, none of the conception, development and reduction to practice of the inventions claimed in the Ardelyx Controlled Patents has constituted or involved the misappropriation of trade secrets or other rights or property of any Third Party.
(au)To the Knowledge of Seller, Seller and its Subsidiaries have not, and to the Knowledge of Seller, Licensee has not, filed any disclaimer, other than a terminal disclaimer, or made or permitted any other voluntary reduction in the scope of any Ardelyx Controlled Patents.
(av)To the Knowledge of Seller, Seller and its Subsidiaries have not, and to the Knowledge of Seller, no other Person has, undertaken or omitted to undertake any acts, and to the Knowledge of Seller no circumstances or grounds exist, that would void, invalidate, reduce or eliminate, in whole or in part, the enforceability

Certain confidential information contained in this document, marked by [***], has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

of claims specifically covering the Lead Licensed Compound within any issued Ardelyx Controlled Patent.
(aw)[Reserved].
(ax)Except as set forth on Schedule 3.15(p), to the Knowledge of Seller, no Third Party Patent Right has been, or is, or will be, infringed by Licensee’s Exploitation of the Product in accordance with the terms of the License Agreement. To the Knowledge of Seller, there are no patent rights that Licensee does not have the right to use that would limit or prohibit in any material respect Licensee’s Exploitation of the Product in accordance with the terms of the License Agreement. To the Knowledge of Seller, neither Seller nor Licensee has received any notice of any claim by any Third Party asserting that Licensee’s Exploitation of the Product infringes such Third Party’s Patent Rights.
(ay)Except as set forth on Schedule 3.15(q), to the Knowledge of Seller, there are no pending, published patent applications owned by any Third Party, which Licensee does not have the right to use, which if issued, would limit or prohibit in any material respect Licensee’s Exploitation of the Product in accordance with the License Agreement.
(az)Except as set forth on Schedule 3.15(r), to the Knowledge of Seller, no Third Party is infringing any of the issued Ardelyx Controlled Patents. Seller has not, and to the Knowledge of Seller, Licensee has not, put any Third Party on notice of any of the issued Ardelyx Controlled Patents.
(ba)[Reserved].
(bb)Except as set forth on Schedule 3.15(t), to the Knowledge of Seller, there are no Disputes between Licensee and a Third Party relating to Licensee’s Exploitation of the Product in accordance with the terms of the License Agreement. Seller has not received notice of any such Dispute, and to the Knowledge of Seller, there exists no circumstances or grounds upon which any such claims could be reasonably asserted. To the Knowledge of Seller, the Ardelyx Controlled Patents are not subject to any outstanding injunction, judgment or other decree, ruling, charge settlement or other disposition of any Dispute which could reasonably be expected to have a Material Adverse Effect.
(bc)To the Knowledge of Seller, no individual associated with the filing and prosecution of the Ardelyx Controlled Patents failed to comply in all material respects with all applicable duties of candor and good faith in dealing with any Patent Office, including the duty to disclose to the Japanese Patent Office all information known to be material to patentability where such duty to disclose is required.
(bd)Except as set forth on Schedule Section 3.15(v), to the Knowledge of Seller, no validity concerns, or prior art have been raised in connection with any Patents outside of the Territory which specifically claim the compound tenapanor which, if raised in connection with the Ardelyx Controlled Patents, could reasonably be

Certain confidential information contained in this document, marked by [***], has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

expected to impact the validity of any claims in the issued Ardelyx Controlled Patents which specifically claim the compound tenapanor.
Section 1.15.Compliance.
To the Knowledge of Seller, all applications, submissions, information and data related to the Product submitted or utilized as the basis for any request to any Regulatory Authority by or on behalf of Licensee relating to the Product were true and correct in all material respects as of the date of such submission or request, and any material updates, changes, corrections or modifications to such applications, submissions, information or data required under applicable Law were submitted to the necessary Regulatory Authorities, or were corrected by subsequent submission to the applicable Regulatory Authority. To the Knowledge of Seller, Licensee has not committed any act, made any statement or failed to make any statement that would reasonably be expected to provide a basis for any Governmental Authority to invoke its policy with respect to “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities,” or similar policies set forth in any applicable Laws.
Section 1.16.Exploitation; Material Information.
(be)To the Knowledge of Seller, Licensee is neither (i) considering terminating the Exploitation of the Product, nor (ii) considering manufacturing, selling, offering for sale (including marketing and promotion), importation, distribution or other commercialization of a Competitive Product that would compete with the Product during the term of this Agreement in the Territory.
(bf)[Reserved]
(bg)To the Knowledge of Seller, Licensee is neither contemplating nor planning to commence any case, proceeding or other action relating to Licensee’s bankruptcy, insolvency, liquidation or dissolution or reorganization by any of the foregoing means.
Section 1.2.Taxes.
No deduction or withholding for or on account of any tax has been made, or was required to have been made, from any payment to Seller under the License Agreement and, other than with respect to Japanese tax withholding, Seller was not required to claim any treaty benefits in order to avoid such withholding.
ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BUYER
Buyer hereby represents and warrants to Seller that the following representations are true and complete as of the Closing Date, except as otherwise indicated:
Section 1.07.Organization.
Buyer is a limited partnership formed and validly existing under the laws of the State of Delaware, and has all limited partnership powers and all licenses, authorizations, consents and

Certain confidential information contained in this document, marked by [***], has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

approvals required to carry on its business as now conducted and as proposed to be conducted in connection with the transactions contemplated by the Transaction Documents.
Section 1.08.Authorization.
Buyer has all necessary limited partnership power and authority to enter into, execute and deliver this Agreement and the other Transaction Documents and to perform all of the obligations to be performed by it hereunder and thereunder and to consummate the transactions contemplated hereunder and thereunder. Once signed, the Transaction Documents will have been duly authorized, executed and delivered by Buyer and each Transaction Document will then constitute the valid and binding obligation of Buyer, enforceable against Buyer in accordance with their respective terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or general equitable principles.
Section 1.09.Broker’s Fees.
None of Buyer or its Affiliates has taken any action that would entitle any Person to any commission or broker’s fee in connection with the transactions contemplated by the Transaction Documents.
Section 1.010.Conflicts.
Neither the execution and delivery of this Agreement or any other Transaction Document nor the performance or consummation of the transactions contemplated hereby or thereby will: (i) contravene, conflict with, result in a breach or violation of, constitute a default under, or accelerate the performance provided by, in any material respects, any provisions of: (A) any Law, or any judgment, order, writ, decree, permit or license of any Governmental Authority, to which Buyer or any of its assets or properties may be subject or bound; or (B) any contract, agreement, commitment or instrument to which Buyer is a party or by which Buyer or any of its assets or properties is bound or committed; (ii) contravene, conflict with, result in a breach or violation of, constitute a default under, or accelerate the performance provided by, any provisions of the organizational or constitutional documents of Buyer; or (iii) require any notification to, filing with, or consent of, any Person or Governmental Authority.
ARTICLE V

COVENANTS
During the term of this Agreement, the following covenants shall apply:
Section 1.04.Consents and Waivers.
Seller and Buyer shall use commercially reasonable efforts to obtain and maintain any required consents, acknowledgements, certificates or waivers so that the transactions contemplated by this Agreement or any other Transaction Document may be consummated and shall not result in any default or breach or termination of the License Agreement.

Certain confidential information contained in this document, marked by [***], has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

Section 1.05.Compliance.
(a)The Seller shall comply with and fulfill, in all material respects, all of Seller’s obligations under the License Agreement and each Production Agreement.
(b)In the event the License Agreement is terminated for any reason whatsoever prior to its expiration pursuant to Section 11.01 of the License Agreement, Seller shall use Commercially Reasonable Efforts, at its sole cost and expense, to locate and secure a replacement licensee to Develop and Commercialize the Product in the Territory; provided that [***] (the “New Arrangement”), and Seller agrees to use Commercially Reasonable Efforts to negotiate substantially similar obligations and liabilities as it currently has under the License Agreement (such New Arrangement shall, for purposes of the assignment of the Purchased Assets hereunder, be deemed to constitute the “License Agreement” hereunder and shall be subject to the terms and conditions hereof and of the other Transaction Documents) and Seller shall [***]. If Seller is not able to enter into a New Arrangement pursuant to the terms of this Section 5.02(b), despite using Commercially Reasonable Efforts, then [***] Seller or its Affiliates shall, [***]. The Parties will work together in good faith, if necessary, to amend this Agreement and the Transaction Documents, as appropriate, in order to address any alternative or differing provisions in a New Arrangement entered into pursuant to this Section 5.02(b) or to address Seller or its Affiliates performing the obligations of Licensee under the License Agreement, as applicable. Without limiting the foregoing, if the License Agreement is terminated and Seller or its Affiliates [***], shall be treated as “Net Sales” subject to the specified royalty rates set forth in the applicable provision of Section 6.04 of Amendment Number 2 of the License Agreement, and the product of such net sales times such royalty rate for the corresponding royalty periods for which such royalty rates apply shall be Royalties hereunder, and Seller shall pay Purchaser an amount equal to any milestone payments that would otherwise have been payable under Section 6.03 of the License Agreement related to the Commercialize the Product in the Territory.
Section 1.011.Confidentiality; Public Announcement; SEC Filings.
(c)Except as expressly authorized in this Agreement or the other Transaction Documents or except with the prior written consent of the Disclosing Party, the Receiving Party hereby agrees that (i) it will use the Confidential Information of the Disclosing Party solely for the purpose of the transactions contemplated by this Agreement and the other Transaction Documents and exercising its rights and remedies and performing its obligations hereunder and thereunder; (ii) it will keep confidential the Confidential Information of the Disclosing Party; and (iii) it will not furnish or disclose to any Person any Confidential Information of the Disclosing Party.
(d)Notwithstanding anything to the contrary set forth in this Agreement or any other Transaction Document, the Receiving Party may, without the consent of the Disclosing Party, but with prior written notice to the Disclosing Party, furnish or disclose Confidential Information of the Disclosing Party to (i) the Receiving

Certain confidential information contained in this document, marked by [***], has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

Party’s Affiliates and their respective Representatives, actual or potential financing sources, investors or co-investors and permitted assignees, transferees or successors-in-interest under Section 8.03, in each such case, who need to know such information in order to provide or evaluate the provision of financing to the Receiving Party or any of its Affiliates or to assist the Receiving Party in evaluating the transactions contemplated by this Agreement and the other Transaction Documents or in exercising its rights and remedies and performing its obligations hereunder and thereunder and who are, prior to such furnishing or disclosure, informed of the confidentiality and non-use obligations contained in this Section 5.03 and who are bound by written or professional confidentiality and non-use obligations no less stringent than those contained in this Section 5.03; and (ii) permitted assignees, transferees or successors-in-interest under Section 8.03, in each such case, who need to know such information in connection with such actual or potential assignment, sale or transfer, including, following any such assignment, sale or transfer, in order to exercise their rights and remedies and perform their obligations under this Agreement and the other Transaction Documents and who are, prior to such furnishing or disclosure, informed of the confidentiality and non-use obligations contained in this Section 5.03 and who are bound by written or professional confidentiality and non-use obligations no less stringent than those contained in this Section 5.03. Each Party hereby acknowledges that the United States federal and state securities laws prohibit any Person that has material, non-public information about a company from purchasing or selling securities of such a company or from communicating such information to any other Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell such securities.
(e)In the event that the Receiving Party, its Affiliates or any of their respective Representatives is required by applicable Law, applicable stock exchange rules or legal or judicial process (including by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to furnish or disclose any portion of the Confidential Information of the Disclosing Party, the Receiving Party shall, to the extent legally permitted, provide the Disclosing Party, as promptly as practicable, with written notice of the existence of, and terms and circumstances relating to, such requirement, so that the Disclosing Party may seek, at its expense, a protective order or other appropriate remedy (and, if the Disclosing Party seeks such an order, the Receiving Party, such Affiliates or such Representatives, as the case may be, shall provide, at their expense, such cooperation as such Disclosing Party shall reasonably require). Subject to the foregoing, the Receiving Party, such Affiliates or such Representatives, as the case may be, may disclose that portion (and only that portion) of the Confidential Information of the Disclosing Party that is legally required to be disclosed; provided, however, that the Receiving Party, such Affiliates or such Representatives, as the case may be, shall exercise reasonable efforts (at their expense) to preserve the confidentiality of the Confidential Information of the Disclosing Party, including by obtaining reliable assurance that confidential treatment will be accorded any such Confidential Information disclosed. Notwithstanding anything to the contrary contained in this Agreement or any of the other Transaction Documents, in the event that the Receiving Party or any of its Affiliates receives a request from an authorized representative of a U.S. or foreign tax authority for a copy of this Agreement or any of the other

Certain confidential information contained in this document, marked by [***], has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

Transaction Documents, the Receiving Party or such Affiliate, as the case may be, may provide a copy hereof or thereof to such tax authority representative without advance notice to, or the consent of, the Disclosing Party; provided, however, that the Receiving Party shall, to the extent legally permitted, provide the Disclosing Party with written notice of such disclosure as soon as practicable. Notwithstanding the above, the Parties acknowledge and agree that this Agreement is a material contract of Seller that will be required to be disclosed to the Securities and Exchange Commission pursuant to the Exchange Act. Seller will be permitted to file this Agreement with the Securities and Exchange Commission in its entirety or with confidential treatment of certain terms and conditions of this Agreement, as determined by Seller in its sole discretion.
(f)Notwithstanding anything to the contrary contained in this Agreement or any of the other Transaction Documents, the Receiving Party may disclose the Confidential Information of the Disclosing Party, including this Agreement, the other Transaction Documents and the terms and conditions hereof and thereof, to the extent necessary in connection with the enforcement of its rights and remedies hereunder or thereunder or as required to perfect the Receiving Party’s rights hereunder or thereunder; provided that, the Receiving Party shall only disclose that portion of the Confidential Information that its counsel advises that it is legally required to disclose and will exercise commercially reasonable efforts to ensure that confidential treatment will be accorded to that portion of the Confidential Information that is being disclosed, including requesting confidential treatment of information in the Transaction Documents. In any event, Receiving Party will not oppose action by Disclosing Party to obtain an appropriate protective order or other reliable assurance, at its own expense, that confidential treatment will be accorded the Confidential Information in the event that confidential treatment cannot be obtained by the Receiving Party.
(g)Each Party shall have the right to issue a press release with respect to the transactions contemplated by this Agreement or any other Transaction Document, provided that the form of such press release is substantially similar to that set forth on Section 5.03(e). Following the initial press release, the Parties shall be permitted to make additional public disclosures regarding the transactions contemplated by this Agreement or any other Transaction Document, provided that such additional public disclosures are consistent with such initial disclosure or as may be necessary to correct any facts or circumstances that have changed since the initial disclosure. In addition, each Party shall be permitted to provide any public disclosure regarding the transactions contemplated by this Agreement or any other Transaction Document if and to the extent that any such release or disclosure is required by applicable Law, by the rules and regulations of any applicable stock exchange or by any Governmental Authority of competent jurisdiction.
(h)Except with respect to Buyer’s internal communications or private communications with its Representatives, Buyer shall not, and shall cause its Representatives, its Affiliates and its Affiliates’ Representatives not to make use of the name, nickname, trademark, logo, service mark, trade dress or other name, term, mark or symbol identifying or associated with Seller without Seller’s prior written consent to the specific use in question; provided that, the consent of Seller

Certain confidential information contained in this document, marked by [***], has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

shall not be required with respect to publication of Seller’s name and logos in Buyer’s promotional materials, including without limitation the websites for Buyer and its Affiliates, if such publication is made in accordance with the format set forth on Schedule 5.03(f) and Buyer does not make any such publication until after Seller files this Agreement in compliance with United States securities laws.
(i)Each of Seller and Buyer hereby (i) agree that, notwithstanding the terms thereof, the Confidentiality Agreement is hereby terminated and (ii) acknowledge that this Agreement shall supersede such Confidentiality Agreement with respect to the treatment of Confidential Information by the Parties (including, without limitation, with regard to Confidential Information previously provided pursuant to such Confidentiality Agreement).
(j)Buyer further agrees to (a) comply with the terms of Article VII of the License Agreement with respect to any Confidential Information (as defined in the License Agreement) of Licensee and (b) to keep confidential and not publish or otherwise disclose or use for any purpose other than to conduct its activities under this Agreement any Confidential Information of Licensee, unless such disclosure falls within the exceptions set forth in Section 7.02 or 7.04 of the License Agreement, in which case Buyer agrees to make any such limited permitted disclosure in strict compliance with the requirements set forth in Article VII of the License Agreement.
Section 1.04.Further Assurances.
(k)Subject to the terms and conditions of this Agreement, each of Buyer and Seller will use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary under applicable Laws to consummate the transactions contemplated by this Agreement and any other Transaction Document. Buyer and Seller agree to execute and deliver such other documents, certificates, agreements and other writings (including any financing statement filings, other documents, certificates or agreements requested by Buyer) and to take such other actions as may be reasonably necessary to carry out and effectuate all of the provisions of this Agreement and any other Transaction Document, to consummate the transactions contemplated by this Agreement and any other Transaction Document and to vest in Buyer all of Seller’s rights and obligations (whether joint, several or joint and several) to the Purchased Assets, free and clear of all Liens except any Permitted Liens or Liens created in favor of Buyer. Seller shall take all actions and do, all things necessary to pay off, satisfy and release any Permitted Liens.
(l)Except for Disputes between the Parties, each of Buyer and Seller shall cooperate and provide assistance as reasonably requested by the other Party (and at no expense to the requesting Party unless the requesting Party is obligated to indemnify the other Party pursuant to the requesting Party’s indemnification obligations provided for in this Agreement) in connection with any litigation, arbitration or other proceeding (whether threatened, existing, initiated, or contemplated prior to, on or after the date hereof) to which any Party or any of its officers, directors, shareholders, agents or employees is or may become a party or is or may become otherwise directly or indirectly affected or as to which any such

Certain confidential information contained in this document, marked by [***], has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

Persons have a direct or indirect interests, in each case relating to this Agreement or any other Transaction Document, and the Purchased Assets, the License Agreement, or the transactions described herein or therein, and, without limiting the generality of the preceding provision, shall provide promptly to the other Party copies of all correspondence, reports, notices or other information sent by or on behalf of such Party to, or received by or on behalf of such Party from, Licensee, in any case relating to the License Agreement; it being understood that a Party’s failure to provide such information shall not limit any otherwise applicable indemnification obligations under this Agreement of the other Party other than to the extent of any final non-appealable order of a court of competent jurisdiction finding that a Loss was incurred by such other Party as a result of such failure to provide such information. In particular, with respect to the immediately preceding sentence, Seller shall, upon request of Buyer, be available and fully cooperate with and support Buyer in connection with the License Agreement and its performance, at reasonable times and, unless otherwise set forth in this Agreement. Notwithstanding anything in this Section 5.04(b) to the contrary, at no time shall either Buyer or Seller be required to provide any attorney-client privileged information.
(m)Seller and its Subsidiaries shall obtain Buyer’s prior written consent prior to delivering any notice or correspondence to Licensee alleging any material breach or material default of any representation, warranty or covenant (or otherwise) by Licensee or its Subsidiaries under the License Agreement.
Section 1.012.Notice by Seller.
Seller shall provide Buyer with written notice as promptly as practicable (and in any event within five (5) Business Days) after obtaining actual knowledge of any of the following:
(n)any Event of Default;
(o)the occurrence of an Insolvency Event with respect to Seller or the occurrence of any equivalent event with respect to Licensee;
(p)any material breach or material default, or alleged material breach or material default, of any representation, warranty or covenant by Licensee or its Subsidiaries or Seller or its Subsidiaries under the License Agreement or any Production Agreement;
(q)that Seller shall be unable to provide the supply of API set forth in the Manufacturing and Supply Agreement for Development or the Interim Commercial Supply Letter in any material respect;
(r)any written notice, report or other communication, together with copies of the same, received from or on behalf of the Licensee with respect to the License Agreement, any Production Agreement, the Royalty Interest, the Patent rights, or any of the Purchased Assets, in each case, to the extent regarding matters affecting the Purchased Assets that would, whether individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

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(s)any written notice, report or other communication, together with copies of the same, sent to the Licensee by or on behalf of Seller with respect to the License Agreement, any Production Agreement, the Royalty Interest, the Patent rights, or any of the Purchased Assets, in each case, to the extent regarding matters affecting the Purchased Assets that would, whether individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and
(t)any change in, or amendment or alteration of, Seller’s (a) legal name, (b) form or type of organization, or (c) jurisdiction of organization.
Section 1.06.Patent Rights.
(u)Seller shall, at its sole expense, take any and all commercially reasonable actions and prepare, execute, deliver and file any and all agreements, documents or instruments which are necessary or desirable to diligently prosecute and maintain the Licensed Patents, to the extent required to prevent a Material Adverse Effect.
(v)Seller shall, or shall permit Licensee to, at its sole expense, defend or assert the Licensed Patents against infringement by any other Persons, and against any claims of invalidity or unenforceability, in the Territory (including, without limitation, by bringing any legal action for infringement or defending any counterclaim of invalidity or action of a Third Party for declaratory judgment of non-infringement), to the extent required to prevent a Material Adverse Effect.
(w)Seller shall not disclaim or abandon, or fail to take any action necessary or desirable to prevent the disclaimer or abandonment of, any Licensed Patents, to the extent the disclaimer or abandonment of such Licensed Patent could reasonably be likely to have a Material Adverse Effect.
(x)Without limiting Seller’s obligations under Section 5.06(a), Seller shall keep Buyer reasonably informed and shall promptly provide to Buyer any information of which Seller becomes aware that could reasonably be expected to have an effect on the prosecution, maintenance, defense or enforcement of any Licensed Patents, in a manner that could reasonably be expected to have a Material Adverse Effect. To the extent that Seller receives any material correspondence regarding the prosecution, maintenance, defense or enforcement of any such Licensed Patents, that could reasonably be expected to have a Material Adverse Effect, Seller will provide such correspondence to Buyer.
(y)In furtherance of Section 5.06(d), in the event of defense or enforcement of any Licensed Patent, Seller shall provide regular updates regarding the status of and strategy for such defense or enforcement activities, including with respect to infringement, validity, enforceability, any counterclaim or settlement; provided that, notwithstanding anything to the contrary contained herein, this provision is not deemed to grant Buyer any rights to (i) dictate or control any enforceability with respect to any Licensed Patent or (ii) information protected by attorney-client privilege or that would otherwise cause a conflict of interest.
(z)In the event that Seller becomes aware of any Third Party Claim, whether actual or threatened in writing, alleging that the manufacture, Commercialization or

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other Exploitation of the Product may infringe or misappropriate intellectual property of a Third Party, Seller will notify Buyer, and will provide such information as Buyer may reasonably request.
(aa)In the event Seller becomes aware that any Third Party has filed a marketing authorization request for a generic version of the Lead Licensed Compound in the Territory or has otherwise initiated a Dispute alleging that a Generic does not infringe the Ardelyx Controlled Patents or Licensee Controlled Patents, in the Territory, or that the Ardelyx Controlled Patents or Licensee Controlled Patents (or any claims thereof) are invalid or unenforceable, in the Territory, Seller will notify Buyer, and will provide such information as Buyer may reasonably request.
Section 1.013.Negative Covenants.
Seller shall not, nor shall it permit any of its Subsidiaries to, without the prior written consent of Buyer:
(ab)forgive, release or reduce any amount, or delay or postpone any amount, owed to Seller or its Affiliates and relating to the Royalty Interest or the Royalty Interest Payments;
(ac)create, incur, assume or suffer to exist any Lien, upon or with respect to the Royalty Interest, the Licensee Agreement, the Ardelyx Controlled Patents (excluding any Ardelyx Controlled Patents that are Ardelyx Sole Invention Patents or Ardelyx [***] Patents, in each case, in jurisdictions outside of the Territory), the right to receive Royalty Interest Payments, or agree to do or suffer to exist any of the foregoing, except for any Permitted Liens and any Lien or agreements in favor of Buyer granted under or pursuant to this Agreement and the other Transaction Documents;
(ad)waive, amend, cancel or terminate, exercise or fail to exercise, any material rights constituting or relating to the Royalty Interest or other Purchased Assets;
(ae)grant or withhold any consent, exercise or waive any right or option or fail to exercise any right or option in respect of, affecting or relating to the Royalty Interest or other Purchased Assets in any manner that would (i) reasonably be expected to have a Material Adverse Effect or (ii) conflict with, or that would reasonably be expected to give rise to a material breach, material violation, termination or material default under the License Agreement;
(af)amend, modify, restate, cancel, supplement, terminate or waive any provision of the License Agreement or grant any consent thereunder, or agree to do any of the foregoing, in each case, in a manner that could adversely affect Buyer;
(ag)assign, in whole or in part, the License Agreement or any provision thereof or right thereunder other than pursuant to Section 8.03;
(ah)sell, lease, license, transfer or assign (or attempt to do any of the foregoing) all or any material portion of any of the Ardelyx Controlled Patents (excluding any Ardelyx Controlled Patents that are Ardelyx Sole Invention Patents or Ardelyx

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[***] Patents, in each case, in jurisdictions outside of the Territory) other than pursuant to Section 8.03, or pursuant to a license outside of the Territory and/or Field; or
(ai)directly or indirectly, launch, license, sell, commercialize, distribute, assign or sell rights to any Competitive Product or intellectual property related to any Competitive Product which, in either case, would compete with the Product during the term of this Agreement in the Territory.
Section 1.01.Future Agreements.
Seller shall not enter into, nor shall it permit any of its Subsidiaries to enter into, any agreement that would reasonably be expected to result in a Material Adverse Effect without Buyer’s prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned by Buyer. For clarity, nothing in this Section 5.08, or otherwise in this Agreement shall restrict Seller from entering into an agreement for the development and commercialization of the Product in the Territory for irritable bowel syndrome with constipation; provided that any such agreement does not result in a breach of Seller’s obligations under the License Agreement.
Section 1.02.Records; Access.
(aj)During the term of this Agreement and for a period of two (2) years thereafter, Seller shall keep and maintain proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of applicable Law are made of all dealings and transactions as are adequate to correctly calculate and verify the accuracy of all reports and all Royalty Interest Payments.
(ak)During the term of this Agreement:
(xii)Buyer and its representatives shall have the right, from time to time during normal business hours and upon at least twenty (20) Business Days’ prior written notice to Seller, but no more frequently than one (1) time per calendar year to visit the offices and properties of Seller and the Subsidiaries where books and records relating or pertaining to the Royalty Interest Payments, the Royalty Interest and the Purchased Assets are kept and maintained, to inspect and make extracts from and copies of such books and records, to discuss, with officers of Seller and the Subsidiaries, the business, operations, properties and financial and other condition of Seller and the Subsidiaries and to verifying the accuracy of the reports and the Royalty Interest Payments. In the event any inspection of such books and records reveals any underpayment of any Royalty Interest Payment in respect of any calendar quarter, Seller shall pay promptly (but in any event within five (5) Business Days thereafter) to Buyer (x) the amount of such underpayment; and (y) if such underpayment exceeds [***] of the Royalty Interest Payment that was required to be made in respect of such calendar quarter, the reasonable and documented out-of-pocket fees and expenses incurred by Buyer and its Affiliates in connection with such inspection (in all other cases, such fees and expenses will be borne by Buyer and its Affiliates).

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(xiii)All information furnished or disclosed to Buyer or any of its representatives in connection with any inspection shall constitute Confidential Information of Seller and shall be subject to the provisions of Section 5.03.
(xiv)Subject to Section 5.03(h), Seller shall deliver to Buyer such information and data relating or pertaining to the Royalty Interest Payments, the Royalty Interest or the Purchased Assets as Buyer shall reasonably request, promptly upon such request.
(al)Seller shall on, on at least a quarterly basis, or more frequently if requested in writing by Buyer (such notice to be given at least ten (10) Business Days’ in advance), cause such of the executive officers and employees of Seller as shall be reasonably identified by Buyer in such notice to meet (virtually or in person), or, at Buyer’s option, to participate in a conference call with, Buyer for the purpose of discussing the Product and the Purchased Assets.
Section 1.10.Regulatory Approvals.
Seller shall, to the extent permitted under the License Agreement, take any and all commercially reasonable actions and prepare, execute, deliver and file any and all agreements, documents or instruments that are necessary to secure and maintain all Regulatory Approvals for the Product in the Territory, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect. To the extent permitted under the License Agreement, Seller shall not withdraw or abandon, or fail to take any action necessary to prevent the withdrawal or abandonment of, any such Regulatory Approval in the Territory once obtained, except where such withdrawal or abandonment would not reasonably be expected to result in a Material Adverse Effect. Notwithstanding the foregoing in this Section 5.10, Seller shall not consent to the withdrawal or abandonment of any Regulatory Approval for the Product in the Territory by Licensee unless Seller obtains Buyer’s prior written consent.
Section 1.11.Misdirected Payments.
(am)Notwithstanding the terms of the Licensee Instruction, commencing on the Closing Date and at all times thereafter, if any portion of the Royalty Interest is paid to Seller (after giving effect to the adjustments set forth in Section 2.02(c)), including any payments remitted by Buyer to Seller plus any of Buyer’s reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees and expenses) incurred in enforcing Buyer’s rights under this Agreement, any Transaction Document or the License Agreement, which are not otherwise reimbursed hereunder then (i) Seller shall hold such amount in trust for the benefit of Buyer in a segregated account, (ii) Seller shall have no right, title or interest whatsoever in such amount and shall not create or suffer to exist any Lien thereon and (iii) Seller promptly, and in any event no later than five (5) Business Days following the receipt by Seller of such amount, shall remit such amount to Buyer. The Seller shall notify Buyer of such wire transfer and provide reasonable details regarding the Royalty Interest Payment so received by Seller.

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(an)If the Licensee exercises any set-off or deduction against any payment of the Royalty Interests, then Seller shall promptly (and in any event no later than five (5) Business Days) following payment of the Royalty Interest reduced by such set-off or deduction, make a true-up payment to Buyer such that Buyer receives the full amount of such Royalty Interest Payment that would have been payable to Buyer had such set-off or deduction not been exercised. After Seller makes the payment referred to in the first sentence of this Section 5.11(b), Seller shall be entitled to, and Buyer shall not be entitled to, any amounts recovered from the Licensee in respect of such set-off or deduction.
(ao)All remittances pursuant to this Section 5.11 shall be made (i) without set-off or deduction of any kind (except as required by applicable Law) and (ii) by wire transfer of immediately available funds to such account as Buyer designates in writing.
(ap)Any amounts payable by Seller under this Section 5.11 shall bear interest, to the extent not paid within thirty (30) days of demand therefore by Buyer at a per annum rate equal to [***].
Section 1.3.Licensee Instruction.
During the term of this Agreement, other than the Licensee Instruction, Seller shall not, without Buyer’s prior written consent (which consent may be withheld or granted in Buyer’s sole discretion), deliver any written instructions to Licensee redirecting the payment of the Royalty Interests.
Section 1.4.Seller’s Commercially Reasonable Efforts and Judgment.
It is understood and agreed that, in determining whether Seller’s efforts or judgments are “commercially reasonable” with respect to any covenant that specifically references such term in this Agreement, Seller shall be deemed to be acting or making a judgment in a commercially reasonable manner if Seller would reasonably be expected to act in the same manner if Seller had the sole right, title and interest in and to the Purchased Assets.
Section 1.5.Royalty Reports; Notices and Communications from Licensee.
(aq)Seller shall promptly (and in any event no later than five (5) Business Days) following the receipt by Seller from the Licensee of a Royalty Report furnish a copy of the same to Buyer. Except for the Licensee Instruction and notices and correspondence required to be given or made by Seller (i) under the License Agreement or (ii) by applicable Law, Seller shall not send any notice or correspondence to the Licensee relating to, affecting or involving, the Purchased Assets that would reasonably be expected to result in a Material Adverse Effect, except with the prior written consent of Buyer. Without limiting the foregoing, Seller shall, promptly (and in any event no later than five (5) Business Days) following the delivery thereof by Seller to the Licensee, furnish a copy of a written notice sent by Seller to the Licensee relating to, affecting or involving the Purchased Assets or that would reasonably be expected to result in a Material

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Adverse Effect. Without limiting the foregoing, Seller shall, promptly (and in any event no later than five (5) Business Days) following the delivery thereof by Seller to the Licensee, furnish a copy of correspondence sent by Seller to the Licensee that would reasonably be expected to result in a Material Adverse Effect.
(ar)Seller shall promptly deliver (i) notices received by Seller from Licensee; and (ii) invoices provided by Seller to Licensee, in each case regarding the achievement of Milestones.
Section 1.12.Maintenance of License Agreement.
Within five (5) Business Days after becoming aware, by written notice, of Licensee’s (A) intent to terminate the License Agreement, in whole or in part or (B) allegation of a breach or violation of or default, in each case in any material respect, under the License Agreement by Seller, Seller shall give written notice thereof to Buyer. Such notice shall (x) describe in reasonable detail such breach, default or termination event, (y) include a copy of any written notice received from Licensee with respect thereto, and (z) in the case of any breach or default or alleged breach or default by Seller, in each case of clauses (x), (y) and (z), in any material respect, describe in reasonable detail any corrective action Seller proposes to take in respect of such breach or default. In consultation with Buyer, Seller shall use Commercially Reasonable Efforts to cure any breach or default by it under the License Agreement, as applicable, and, in any case, shall give written notice to Buyer upon curing such breach or default. Seller shall pay the costs and expenses associated with all of the foregoing actions, including in connection with any Disputes related to any alleged breach or alleged default under the License Agreement.
Section 1.13.Enforcement of License Agreement and the Production Agreements (excluding the Back-up Manufacturing Agreements).
Seller will comply with the enforcement provisions set forth in Schedule 5.16.
Section 1.14.Audits.
(as)The Seller and Buyer shall consult with each other regarding the timing, manner and conduct of any review or audit of the Licensee’s books and records pursuant to Section 8.06 of the License Agreement. For the avoidance of doubt, Seller shall not request an examination of the Licensee’s records and books of account without the prior written consent of Buyer, such consent not to be unreasonably withheld, conditioned or delayed.
(at)Following consultation in accordance with Section 5.17(a), if requested in writing by Buyer, Seller shall to the extent permitted by Section 10.01 of the License Agreement, provide written notice to the Licensee to cause an inspection or audit to determine the correctness of any Royalty Interest Payments made under the License Agreement. Seller will promptly furnish to Buyer a true, correct and complete copy of any inspection or audit report prepared in connection with such an inspection or audit. If, following the completion of such inspection or audit, Seller is required to reimburse Licensee for overpayment of the Royalty Interests, then Buyer shall promptly upon request reimburse Seller, or, at Seller’s request, Licensee on behalf of Seller, for the portion of such overpaid amount that was

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actually paid to Buyer, and shall promptly (and in any event within two (2) Business Days) after making such payment provide documentation satisfactory to Seller evidencing that such payment was made. If, following the completion of such inspection or audit, Licensee is required to pay amounts representing an underpayment of the Royalty Interests during the applicable period of time, Buyer shall be paid from such amounts a portion equal to the amount by which the Royalty Interest was underpaid during the applicable period of time.
(au)All of the expenses of any inspection or audit requested by Buyer pursuant to this Section 5.17, including such fees and expenses of any public accounting firm engaged by Seller (and reasonably acceptable to Buyer) in connection with such an inspection or audit shall be paid by Buyer unless the amount of the overpayment or underpayment payable pursuant to Section 5.17(b) is greater than [***] of the total amount actually owed for the period audited, in which case Seller shall pay such fees and expenses.
Section 1.1.Post-Closing Obligations.
(av)[Reserved].
(aw)Notwithstanding any provision herein or in any other Transaction Document, as soon as practicable, Seller shall deliver to Licensee a duly executed copy of the Licensee Instruction. Within three (3) Business Days thereafter, Seller shall deliver to Buyer evidence reasonably satisfactory to Buyer confirming the delivery to and receipt by Licensee of the Licensee Instruction.
ARTICLE VI

THE CLOSING; CONDITIONS TO CLOSING
Section 1.01.Closing.
(a)Subject to the closing conditions set forth in Section 6.02, and unless otherwise mutually agreed by the Parties, the closing of the transactions contemplated under this Agreement (the “Closing”) shall take place remotely via electronic delivery of the executed Transaction Documents and other deliverables, on the Closing Date.
(b)As soon as practicable (but in any event no later than one (1) Business Day after the Closing Date) Seller shall deliver to Buyer a receipt (which may be confirmation by electronic mail) for payment of the amount set forth in Section 2.03.
Section 1.02.Conditions Applicable to Buyer.
The obligations of Buyer to effect the Closing and pay the Closing Amount pursuant to Section 2.03 hereof, shall be subject to the satisfaction of the following conditions, as of the Closing Date, any of which may be waived in writing by Buyer in its sole discretion:
(a)All notices to, consents, approvals, authorizations and waivers from Third Parties and Governmental Authorities that are required for the consummation of the

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transactions contemplated by this Agreement or any of the Transaction Documents shall have been obtained or provided for and shall remain in effect, in form and substance reasonably acceptable to Buyer.
(b)All of the Transaction Documents (including without limitation, the Assignment) shall have been executed and delivered by Seller to Buyer, and Buyer shall have received the same.
(c)Buyer shall have received an opinion of Latham & Watkins, LLP, counsel to Seller, in form and substance reasonably acceptable to Buyer.
(d)Buyer shall have received a certificate of an executive officer of Seller (the statements made in which shall be true and correct on and as of the Closing Date): (i) attaching copies, certified by such officer as true and complete, of (x) the organizational documents of Seller and (y) resolutions of the governing body of Seller authorizing and approving the execution, delivery and performance by Seller of the Transaction Documents and the transactions contemplated herein and therein; (ii) setting forth the incumbency of the officer or officers of Seller who have executed and delivered the Transaction Documents, including therein a signature specimen of each such officer or officers; and (iii) attaching a copy, certified by such officer as true and complete, of a good standing certificate of the appropriate Governmental Authority of Seller’s jurisdiction of organization issued as of a recent date, stating that Seller is in good standing under the Applicable Laws of such jurisdiction.
(e)Buyer shall have received a certificate of an executive officer of Seller (the statements made in which shall be true and correct on and as of the date of such certificate) attesting that (i) the representations made by Seller in ARTICLE III will be true as of the Closing Date, and (ii) there is no event or circumstance that, upon notice or the passage of time, or both, would constitute or give rise to any breach or default in the performance of Seller under this Agreement.
(f)Searches of Uniform Commercial Code filings in the jurisdictions where a filing would need to be made in order to perfect Purchaser's ownership of or security interest in the Purchased Assets, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist on the Purchased Assets (apart from Liens created pursuant to this Agreement) have been completed, and copies of such search results provided to Buyer.
(g)UCC financing statements for each appropriate jurisdiction as is necessary, in Purchaser's sole discretion, to perfect Purchaser's ownership of and security interest in the Purchased Assets have been provided to Buyer.
(h)Payment of the amounts obligated to be paid by Seller to Purchaser under Section 8.12 have been made; provided that the condition set forth in this clause (g) will be satisfied by Purchaser's deduction of such amount from the Closing Payment.

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ARTICLE VII

TERMINATION
Section 1.07.Termination.
This Agreement shall survive the expiration of any Licensed Patents and shall continue in full force and effect unless terminated on a date (such date, the “Termination Date”) mutually agreed upon in writing by the Parties.
Section 1.08.Effects of Termination.
(a)The termination of this Agreement shall not release either Party of any obligation or liability which, at the time of such termination, has already accrued to the other Party or which is attributable to a period prior to such termination.
(b)Notwithstanding anything herein to the contrary, the termination of this Agreement shall be without prejudice to other remedies such Party may have at Law or in equity (including any enforcement of its rights under any of the Transaction Documents).
(c)ARTICLE I (Definitions) and Section 2.04 (No Assumption), Section 5.03 (Confidentiality; Public Announcement), Section 5.04(b) (Further Assurance) and Section 5.09(a) (Records), Section 5.17 (Audits), this Section 7.02 (Effects of Termination) and ARTICLE VIII (Miscellaneous) shall survive the termination of this Agreement. Except as otherwise provided in this Section 7.02 (Effects of Termination), all rights and obligations of the Parties under this Agreement shall terminate upon termination of this Agreement.
ARTICLE VIII

MISCELLANEOUS
Section 1.01.Survival.
Each representation and warranty of the Parties contained in the Transaction Documents will survive the Closing and continue in full force and effect, in each case, only as of the date such representation and warranty is made, until the Termination Date. Notwithstanding anything in this Agreement or implied by Law to the contrary, each covenant and obligation in the Transaction Documents or in any certificate delivered pursuant to the Transaction Documents will survive the Closing and continue in full force and effect until the Termination Date, subject to Section 7.02(c). Unless expressly waived pursuant to any Transaction Document, no representation, warranty, covenant, right or remedy available to any Person out of or in connection with any Transaction Document will be deemed waived by any action or inaction of that Person (including consummation of the Closing, any inspection or investigation, or the awareness of any fact or matter) at any time, whether before, on or after the Closing.

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Section 1.02.Notices.
All notices, consents, waivers and communications hereunder given by any Party to the other shall be in writing (including electronic mail) and delivered personally, by electronic mail, by a recognized overnight courier, or by dispatching the same by certified or registered mail, return receipt requested, with postage prepaid, in each case addressed:
If to Buyer to:

HealthCare Royalty Partners IV, L.P.
300 Atlantic Street, 6th Floor
Stamford, CT 06901
Attention: [***]
Email:    [***]

with a courtesy copy to (which shall not constitute notice):

HealthCare Royalty Partners IV, L.P.
300 Atlantic Street, 6th Floor
Stamford, CT 06901
Attention: [***]
Email:    [***]

and

Cadwalader, Wickersham & Taft LLP
200 Liberty Street
New York, NY 10281
Attention: [***]
Email: [***]

If to Seller to:
Ardelyx, Inc.
34175 Ardenwood Blvd.
Fremont, CA 94555
Attention: [***]
Telephone: [***]
Email: [***]

with a courtesy copy to (which shall not constitute notice):

Ardelyx, Inc.
400 Fifth Avenue
Suite 210
Waltham, MA 02451
Attention: [***]
and

Latham & Watkins LLP

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140 Scott Drive
Menlo Park, CA 94025-1008
Attention: [***].
Telephone: [***]
Email: [***]

or to such other address or addresses as Buyer or Seller may from time to time designate by notice as provided herein, except that notices of changes of address shall be effective only upon receipt. All such notices, consents, waivers and communications shall: (a) when posted by certified or registered mail, postage prepaid, return receipt requested, be effective five (5) Business Days after dispatch, (b) when sent by electronic mail, be effective upon receipt by the transmitting party of confirmation of complete transmission or return email or “read” receipt from the recipient, (c) when delivered by an internationally recognized overnight courier, be effective upon delivery (such date being evidenced by the courier’s service records), or (d) when delivered in person, be effective upon delivery.
Section 1.03.Successors and Assigns.
The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns. Seller shall not be entitled to assign any of its obligations or rights under the Transaction Documents without the prior written consent of Buyer; provided, however, such consent shall not be required in connection with an Acquisition, so long as the acquirer has delivered evidence, in form and substance reasonably satisfactory to Buyer, to Buyer that such Person has assumed all of Seller’s rights and obligations under the Transaction Documents. Buyer may assign without the consent of Seller any of its rights or obligations under the Transaction Documents without restriction; provided that, so long as no Event of Default shall have occurred and be continuing, Buyer may not assign any of its rights and obligations under the Transaction Documents to any Competitor without the prior written consent of Seller. Any purported assignment in violation of this Section 8.03 shall be null and void.
Section 1.04.Indemnification.
(c)Seller hereby indemnifies and holds each Buyer Indemnified Party harmless from and against any and all Losses incurred or suffered by any Buyer Indemnified Party arising out of (i) any breach of any representation or warranty made by Seller in any of the Transaction Documents or in any certificate delivered pursuant to the Transaction Documents, (ii) any breach of or default under any covenant or agreement by Seller pursuant to any Transaction Document, the License Agreement or any Production Agreement, including any failure by Seller to satisfy any of the Excluded Liabilities and Obligations, (iii) any product liability claims or claims of infringement or misappropriation of any intellectual property rights of any Third Parties in respect of the Product, (iv) any Event of Default, (v) any Excluded Liabilities and Obligations, or (vi) any Losses suffered or incurred by any Buyer Indemnified Party as a result of the existence of any Permitted Liens. Notwithstanding the foregoing, such indemnification by Seller shall not apply with respect to any Losses to the extent resulting from the gross negligence, willful misconduct or bad faith of any Buyer Indemnified Party.

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(d)Buyer hereby indemnifies and holds each Seller Indemnified Party harmless from and against any and all Losses incurred or suffered by a Seller Indemnified Party arising out of (i) any breach of any representation or warranty made by Buyer in any of the Transaction Documents or in any certificate delivered pursuant to the Transaction Documents or (ii) any breach of or default under any covenant or agreement by Buyer pursuant to any Transaction Document. Notwithstanding the foregoing, such indemnification by Buyer shall not apply with respect to any Losses to the extent resulting from the gross negligence, willful misconduct or bad faith of any Seller Indemnified Party.
(e)If any a Claim shall be brought or alleged against an indemnified party in respect of which indemnity is to be sought against an indemnifying party pursuant to the preceding paragraphs, the indemnified party shall, promptly after receipt of notice of the commencement of any such Claim, notify the indemnifying party in writing of the commencement of such Claim, enclosing a copy of all papers served, if any; provided, that the omission to so notify such indemnifying party will not relieve the indemnifying party from any liability that it may have to any indemnified party under the foregoing provisions of this Section 8.04 unless, and only to the extent that, such omission results in the forfeiture of, or has a material adverse effect on the exercise or prosecution of, substantive rights or defenses by the indemnifying party. In case any such Claim is brought against an indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 8.04 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, an indemnified party shall have the right to retain its own counsel, but the reasonable and documented fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the indemnifying party has assumed the defense of such proceeding and has failed within a reasonable time to retain counsel reasonably satisfactory to such indemnified party or has failed to diligently conduct the defense of such Claim, (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interests between them based on the advice of such counsel; or (iv) the Claim relates to taxes or any criminal or regulatory enforcement Claim. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any

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indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding; (ii) provides for the payment by the indemnifying party of money as sole relief for the claimant; and (iii) involves no finding or admission of any violation of Law or the rights of any Person and has no effect on any other claims that have been made against the indemnified person.
(f)The only legal action that may be asserted by or on behalf of any Buyer Indemnified Party or Seller Indemnified Party with respect to any matter arising out of the transactions contemplated by this Agreement or the Transaction Documents shall be an action to enforce or to recover Losses as an indemnification claim pursuant to this Section 8.04. Without limiting the generality of the foregoing, no legal action based upon predecessor or successor liability, contribution, tort, strict liability or any statute, regulation or ordinance may be maintained by or on behalf of Buyer or any Buyer Indemnified Party or Seller or any Seller Indemnified Party, as applicable, with respect to any matter that is the subject of this Section 8.04.
(g)Losses shall be (i) calculated net of actual recoveries received by or on behalf of an indemnified party under insurance policies, risk sharing pools or similar arrangements (net of any actual collection costs and recoveries and deductibles) and (ii) reduced by any proceeds received from third parties, through indemnification, counterclaim or otherwise in compensation for the subject matter of an indemnification claim made hereunder. Notwithstanding the foregoing, any indemnified party may take any action against an indemnifying party to enforce or recover Losses pursuant to the indemnification obligations of the indemnifying party under this Section 8.04 without any requirement to take any action or exhaust any right or remedy against any other Person, provided that the indemnified party agrees that the indemnifying party shall then be subrogated to any and all other rights of the indemnified party to recovery to the extent of such indemnification paid by the indemnifying party (but excluding interest amounts and gross-up or other payments in respect of taxes). If any proceeds, benefits or recoveries are received by or on behalf an indemnified party with respect to Losses after an indemnifying party has made an indemnification payment to an indemnified party with respect thereto and receipt of such proceeds, benefits or recoveries prior to such payment would have reduced the amount of such indemnification payment if received prior to such payment, then such indemnified party shall hold such amounts in trust for the benefit of the indemnifying party and, within three (3) Business Days after receipt thereof, deliver such amounts (net of any applicable withholding tax) to the indemnifying party by wire transfer of immediately available funds as directed by the indemnifying party.
(h)Neither Party shall be obligated to indemnify Seller Indemnified Parties or Buyer Indemnified Parties, as applicable, with respect to any Losses as to which such Party is otherwise entitled to assert any claim for indemnification, pursuant to Section 8.04(a)(i) or Section 8.04(b)(i), as applicable, unless and until the aggregate amount of the Losses of Seller Indemnified Parties or Buyer Indemnified Parties in respect of Section 8.04(a)(i) or Section 8.04(b)(i), as applicable, exceed the Indemnity Threshold Amount; provided, however, that

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thereafter the indemnifying party shall indemnify Buyer Indemnified Parties or Seller Indemnified Parties, as applicable, for all amounts including, for the avoidance of doubt, the Indemnity Threshold Amount; provided, further, that such foregoing limitation shall not apply to any Losses suffered by any indemnified party in connection with a Third Party Claim.
(i)Notwithstanding anything in this Agreement to the contrary, Seller shall not have any liability under Section 8.04(a) in excess of the sum of (i) the Closing Amount, (ii) all Investment Payments made by Buyer to Seller, and (iii) the applicable Investment Return Amount; provided that such foregoing limitation shall not apply to any Losses suffered by any Buyer Indemnified Party in connection with a Third Party Claim (other than any Losses to the extent resulting from the gross negligence, willful misconduct or bad faith of any Buyer Indemnified Party). Notwithstanding anything in this Agreement to the contrary, Buyer shall not have any liability under Section 8.04(b) in excess of the amount of Royalty Interest Payments received by Buyer pursuant to this Agreement.
Section 1.05.Independent Nature of Relationship; Taxes.
(a)The relationship between Seller, on the one hand, and Buyer, on the other hand, is solely that of assignor and assignee, and neither Buyer, on the one hand, nor Seller, on the other hand, has any fiduciary or other special relationship with the other or any of their respective Affiliates. For the avoidance of doubt, nothing in this Agreement shall be read to create any agency, partnership, association or joint venture of Seller (or any of its Affiliates) and Buyer (or any of its Affiliates) and each Party agrees not to refer to the other as a “partner” or the relationship as a “partnership” or “joint venture” or other kind of entity or legal form.
(b)Except as otherwise contemplated herein, no Party shall at any time obligate the other Party, or impose on such other Party any obligation, in any manner or respect to any Third Party.
(c)Seller and Buyer shall treat the transactions contemplated by the Transaction Documents as a sale of the Purchased Assets for all purposes (other than financial accounting purposes), including United States federal, state and local tax purposes.
(d)The Parties hereto agree not to take any position that is inconsistent with the provisions of this Section 8.05 on any tax return or in any audit or other administrative or judicial proceeding unless (i) the other Party to this Agreement has consented to such actions, or (ii) such inconsistent position is required by applicable Law. If a Governmental Authority conducts an inquiry of Seller or Buyer related to this Section 8.05, the Parties hereto shall cooperate with each other in responding to such inquiry in a reasonable manner consistent with this Section 8.05.
(e)The Parties shall use commercially reasonable efforts to ensure all payments to Buyer under this Agreement are made without any deduction or withholding for or on account of any tax, provided that if deduction or withholding is required from any payment under this Agreement, other than any deduction or withholding

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in respect of (i) any tax that would not have been imposed (or would have been imposed but at a lower rate) but for any connection of Buyer with the jurisdiction of the applicable taxing authority (other than a connection arising solely from this Agreement or any transaction contemplated hereby); (ii) any tax that would not have been imposed (or would have been imposed but at a lower rate) but for any failure of Buyer to provide any applicable documentation permitting such payments to be made without (or at a reduced rate of) withholding that is reasonably requested by Seller and that Buyer is legally eligible to provide and (iii) any U.S. federal withholding tax (such taxes described in clauses (i) through (iii), “Excluded Taxes,” and all such taxes other than Excluded Taxes, “Indemnified Taxes”), the sum payable shall be increased and paid by Seller or any of its Affiliates as necessary so that after all such deductions and withholdings have been made, Buyer receives an amount equal to the amount it would have received had no such deductions or withholding been made. Seller shall promptly notify Buyer in writing in the event that any deduction or withholding is effected or proposed by Seller or, to the Knowledge of Seller, any Governmental Authority, with respect to any such payments hereunder. On or prior to the Closing Date, Buyer shall deliver to Seller a duly executed Internal Revenue Service Form W-9.
(f)The Parties shall treat any Investment Payments pursuant to Section 2.03(b) and any indemnification payments pursuant to Section 8.04 (except to the extent treated as imputed interest pursuant to Sections 483 or 1274 of the Internal Revenue Code of 1986, as amended or otherwise) as adjustments to the purchase price of the Purchased Assets for all tax purposes to the extent permitted by applicable Law.
(g)Without limitation of Section 8.05(d) and (e), this Agreement is not intended to create a deemed partnership, association or joint venture between Buyer and any counterparty. Each Party agrees not to refer to the other as a “partner,” or the relationship as a “partnership” or “joint venture.”
Section 1.06.Entire Agreement.
This Agreement, together with the Exhibits and Schedules hereto (which are incorporated herein by reference), and the other Transaction Documents constitute the entire agreement between the Parties with respect to the subject matter hereof and supersede all prior agreements (including the Confidentiality Agreement), understandings and negotiations, both written and oral, between the Parties with respect to the subject matter of this Agreement. Neither this Agreement nor any provision hereof (other than Section 8.03 and Section 8.04), is intended to confer upon any Person other than the Parties any rights or remedies hereunder.
Section 1.07.Amendments; No Waivers.
(a)This Agreement or any term or provision hereof may not be amended, changed or modified except with the written consent of both Parties. No waiver of any right hereunder shall be effective unless such waiver is signed in writing by the Party against whom such waiver is sought to be enforced.

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(b)No failure or delay by either Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
(c)No waiver or approval hereunder shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable Law.
Section 1.08.Interpretation.
When a reference is made in this Agreement to Articles, Sections, Schedules or Exhibits, such reference shall be to an Article, Section, Schedule or Exhibit to this Agreement unless otherwise indicated. The words “include”, “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation”. Neither Party shall be or be deemed to be the drafter of this Agreement for the purposes of construing this Agreement against one Party or the other. The word “or” has the inclusive meaning represented by the phrase “or.” References to an agreement or instrument mean such agreement or instrument as from time to time amended, supplemented, restated or otherwise modified in compliance with the terms thereunder. References to a Person are also to its permitted successors and assigns.
Section 1.09.Headings and Captions.
The headings and captions in this Agreement are for convenience and reference purposes only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.
Section 1.10.Counterparts; Effectiveness; Electronic Signatures.
This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument. This Agreement shall become effective when each Party shall have received a counterpart hereof signed by the other Party. Any counterpart may be executed by facsimile, .pdf signature or other electronic signature and any such signature shall be deemed an original. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation assignments, assumptions, amendments, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Buyer, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

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Section 1.11.Severability.
If any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions shall nevertheless be given full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree by a court of competent jurisdiction shall remain in full force and effect to the extent not held invalid or unenforceable. Upon such determination that a provision is invalid or unenforceable, the Parties shall negotiate in good faith to modify this Agreement as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by applicable Law to the end that the transactions contemplated hereby are fulfilled to the extent possible.
Section 1.12.Expenses.
Each party will pay all of its own fees and expenses in connection with entering into and consummating the transactions contemplated by this Agreement; provided, that [***].
Section 1.13.Governing Law; Jurisdiction.
(a)This Agreement shall be governed by, and construed, interpreted and enforced in accordance with, the laws of the State of New York, USA without giving effect to the principles of conflicts of law thereof (other than Section 5-1401 of the General Obligations Law of the State of New York). Each Party unconditionally and irrevocably consents to the exclusive jurisdiction of the courts of the State of New York, USA located in the County of New York and the Federal district court for the Southern District of New York located in the County of New York with respect to any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each Party hereby further irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of any Transaction Document.
(b)Each Party hereby irrevocably consents to the service of process out of any of the courts referred to in Section 8.13(a) in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at its address set forth in this Agreement. Each Party hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any suit, action or proceeding commenced hereunder or under any other Transaction Document that service of process was in any way invalid or ineffective. Nothing herein shall affect the right of a Party to serve process on the other Party in any other manner permitted by law.
Section 1.6.Waiver of Jury Trial.
EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED UNDER ANY TRANSACTION DOCUMENT. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR

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MODIFICATIONS TO ANY TRANSACTION DOCUMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO ANY TRANSACTION DOCUMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY HERETO WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.14.
[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

SELLER:	Ardelyx, Inc. By: /s/ Michael Raab Name: Michael Raab Title: CEO
BUYER:	HealthCare Royalty Partners IV, L.P. By: /s/ Clarke Futch Name: Clarke B. Futch Title: Chairman & CEO

Exhibit A
License Agreement

Incorporated by reference to Exhibit 10.35 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and Exhibit 10.1 of the Company’s report on Form 8-K filed in April 11, 2022 filed with the Securities and Exchange Commission.